AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2005

                                       INVESTMENT COMPANY ACT FILE NO. 811-21704

================================================================================

               U.S. SECURITIES AND EXCHANGE COMMISSION WASHINGTON,
                                   D.C. 20549
                                ----------------
                                    FORM N-2

                             AMENDMENT NO. 3 TO THE

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                       OF

                               QUADRANT FUND, INC.

               (Exact Name of Registrant As Specified in Charter)



                                 116 WELSH ROAD
                                HORSHAM, PA 19044
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (215) 328-1303

                           NATHAN KORNFELD, PRESIDENT
                               QUADRANT FUND, INC.
                                 116 WELSH ROAD
                                HORSHAM, PA 19044
                     (Name and Address of Agent for Service)

                        With copies of communications to:

                               MICHAEL S. CACCESE
                   KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
                                 75 STATE STREET
                                BOSTON, MA 02109

EFFECTIVE DATE OF THIS POST-EFFECTIVE AMENDMENT: Immediately upon filing, pursuant to Rule 486(b) of the Securities Act of 1933, as amended ("1933 Act").

This Registration Statement has been filed by the Registrant, Quadrant Fund, Inc. ("Fund") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, shares of the Fund ("Shares") are not being registered under the 1933 Act, since such Shares will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act and Regulation D thereunder. Investment in the Registrant may be made only by individuals who or entities that are "accredited investors" within the meaning of Regulation D, and who meet any other applicable requirements.

Please read and retain this Private Placement Memorandum ("Memorandum") for future reference. This Memorandum includes all information required by a Statement of Additional Information. Fund-related materials are available: at the SEC's public reference room in Washington, DC (call 1-202-942-8090) for information on the operation of the reference room); from the EDGAR database on the SEC's internet site (http://www.sec.gov); upon payment of copying fees by writing to the SEC's public reference section, Washington, DC 20549-0102; or by electronic mail at publicinfo@sec.gov. The Fund's address is 116 Welsh Road, Horsham, PA 19044 and its telephone number is (215)328-1303.

INVESTMENT OBJECTIVE: The Fund seeks to provide a high, stable current income return, capital appreciation potential, attractive total return and a high level of liquidity.

MEMORANDUM DATE:  June 16, 2005

Because the Fund is privately offered, its Shares have no history of public trading. Closed-end fund shares frequently tend to trade at a discount from net asset value, which creates a risk of loss for investors purchasing shares in the initial public offering. This will not be an issue for the Fund because the Shares will not be publicly traded.

INVESTING IN SHARES INVOLVES CERTAIN RISKS. AN INVESTMENT IN THE FUND MAY NOT BE APPROPRIATE FOR ALL INVESTORS. THERE IS NO ASSURANCE THE FUND WILL ACHIEVE ITS INVESTMENT OBJECTIVES. SEE "RISK FACTORS".

The Fund has not, and will not, enter into any transactions during the offering which would stabilize, maintain, or otherwise affect the market price of the Shares offered (except that the Fund will engage in portfolio transactions that are consistent with its investment objectives).

                               QUADRANT FUND, INC.

The common shares ("Shares") of Quadrant Fund, Inc. ("Fund") described in this Private Placement Memorandum ("Memorandum") have not been and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), or the securities laws of any of the states of the United States. The offering contemplated by this Memorandum will be made in reliance upon Section 4(2) of, and Rule 506 of Regulation D under, the 1933 Act, which are exemptions from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and corresponding exemptions under state securities laws.

This Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares of the Fund in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund other than those contained in this Memorandum. Prospective investors should not rely on any information not contained in this Memorandum or the appendices hereto.

This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares described herein, and is not to be reproduced or distributed to any other person (other than professional advisers of the prospective investor receiving this document).

Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor. Investing in the Shares involves certain risks. See the "Risk Factors" section of this Memorandum before buying any of these Shares. No assurance can be given that the Fund will achieve its investment objectives.

The Fund shall give the Shareholders the opportunity to (a) ask questions and receive satisfactory answers concerning the terms and conditions of the offering and (b) obtain additional information in order to evaluate the merits and risks of an investment in the Fund and to verify the accuracy of the information in the Memorandum.

The Shares are subject to substantial restrictions on transferability and resale, as discussed in this Memorandum, and the Shares may not be transferred or resold except as permitted under the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The Fund's board of directors ("Board") may, in its sole discretion and from time to time, consider share repurchases pursuant to the rules of the Securities and Exchange Commission ("SEC"), which permit discretionary tender offers. In order to provide liquidity, investors may request a tender offer. Such requests will always be subject to Board approval.

In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved.

Neither the SEC nor any state securities commission has approved or disapproved the Fund's Shares or passed upon the adequacy of the disclosure in this

Memorandum. Any representation to the contrary is a criminal offense. The SEC maintains a website at http://www.sec.gov that contains other information about the Fund.

                                TABLE OF CONTENTS

                                                                          PAGE

FEE TABLE..................................................................1
THE FUND...................................................................2
MEMORANDUM SUMMARY.........................................................2
INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS............................9
      The Quadrant Strategy................................................9
      The Fund's Investment Objective......................................10
      The Fund's Investment Policies.......................................10
      The QF-REIT, its Investment Policies and Approach....................11
DESCRIPTION OF FUND INVESTMENTS............................................11
      Investment Restrictions..............................................20
RESTRUCTURING AND RESCISSION OFFER.........................................22
ABP........................................................................23
RISK FACTORS...............................................................24
      Risks of Investing in the Real Estate Sector.........................24
      Risks of Investing in Debt...........................................27
      Risks of the Fund's Portfolio Investments............................29
      Risks of Strategic Transactions......................................34
      Risks Particular to the Fund.........................................40
MANAGEMENT OF THE FUND.....................................................42
      Board of Directors...................................................42
      Committees and Meetings..............................................44
      Director Ownership...................................................44
      Compensation of Directors............................................45
      Officers.............................................................47
      Control Persons......................................................48
      Outstanding Shares...................................................48
      Principal Shareholders...............................................48
      Advisor..............................................................49
      Investment Advisory Agreement........................................50
      Approval of New Investment Advisory Agreement........................51
      Administration and Sub-Administration................................53
      Recent Events........................................................54
      Portfolio Management.................................................55
      Code of Ethics.......................................................57
      Voting Proxies.......................................................57
DETERMINATION OF NET ASSET VALUE...........................................58
PORTFOLIO TRANSACTIONS AND BROKERAGE.......................................59
TENDER OFFERS..............................................................60
CONVERSION TO OPEN-END STATUS..............................................62
DIVIDEND REINVESTMENT PLAN.................................................63
TAXATION...................................................................63


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      Federal Income Tax Treatment of the Fund.............................63
      Federal Income Tax Treatment of Shareholders.........................65
      Backup Withholding...................................................67
      Other Taxation.......................................................67
DESCRIPTION OF SHARES......................................................67
      General..............................................................67
      Shares...............................................................68
      Voting...............................................................68
      Anti-Takeover Provisions of the Articles of Incorporation
       and By-Laws.........................................................68
APPLICATION FOR SHARES.....................................................69
LIMITED TRANSFERABILITY OF SHARES..........................................69
CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR.........70
REPORTS TO SHAREHOLDERS....................................................70
FURTHER INFORMATION........................................................70
FINANCIAL STATEMENTS.......................................................70
APPENDIX A - LONG-TERM ISSUER CREDIT RATINGS...............................A-1
PART C - OTHER INFORMATION.................................................C-1
      ITEM 25.   FINANCIAL STATEMENTS AND EXHIBITS.........................C-1
      ITEM 26.   MARKETING ARRANGEMENTS....................................C-3
      ITEM 27.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...............C-3
      ITEM 28.   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
                 REGISTRANT................................................C-3
      ITEM 29.   NUMBER OF HOLDERS OF SECURITIES...........................C-3
      ITEM 30.   INDEMNIFICATION...........................................C-3
      ITEM 31.   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR......C-4
      ITEM 32.   LOCATION OF ACCOUNTS AND RECORDS..........................C-4
      ITEM 33.   MANAGEMENT SERVICES.......................................C-4
      ITEM 34.   UNDERTAKINGS..............................................C-4
EXHIBIT INDEX

                                    FEE TABLE


Estimated Annual Fund Expenses for the Fund's Current Fiscal Year
-----------------------------------------------------------------
(AS A PERCENTAGE OF NET ASSETS ATTRIBUTABLE TO SHARES)

                                                  CURRENT    PRO FORMA(1)
ANNUAL EXPENSES (as a percentage of net assets attributable to common shares)
    Investment Management Fees(2)                  0.00%        1.00%
    Interest Payments on Borrowed Funds            2.25%        2.25%
    Administration and Other Expenses(3)           0.25%        0.25%
                                                   -----        -----
    Total Annual Fund Operating Expenses           2.50%        3.50%
                                                   -----        ----

      1- Because the Fund is planning to enter into a New Investment Advisory
         Agreement that will impose an investment management fee to be paid by the Fund to the Advisor, the fee table shows both current and pro forma fees and examples. The pro forma fees and examples are calculated as if the Fund were charging the investment management fee.

      2- See "Management of the Fund." Please note that under the current arrangement, the Advisor is to receive an indirect payment for its advisory services to the Fund through an investment management fee charged at the QF-LLC level. To date, no management fees have been paid at the QF-LLC level.

      3- This includes an administration expense of 0.15% (although no such administration expenses have been paid to date) and other third-party Fund expenses of 0.10%. The Advisor has agreed to cap the Fund's administration and other expenses (except for the investment management fee) at 0.25% per year. The Fund's original registration statement incorrectly stated that these expenses were estimated to be 0.30%.

      An investor would pay the following expenses on a $1,000 investment, assuming a 5% annual return throughout the periods:

                              CUMULATIVE EXPENSES PAID FOR THE PERIOD OF:
                              1 YEAR  3 YEARS   5 YEARS    10 YEARS
         Current Example        $25     $77      $132        $281

         Pro Forma Example      $35     $107     $181        $375

      The Fee Table is intended to assist investors in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. "Other Expenses" are based on estimated amounts for the current fiscal year.

      The Examples set forth above assume reinvestment of all dividends and distributions at net asset value and an annual expense ratio of 2.50% for the Current Example and 3.50% for the Pro Forma Example. The table above and the assumption in the Examples of a 5% annual return are required by SEC regulations applicable to all investment companies. The Examples should not be considered as a representation of past or future expenses or annual rates of return. Actual expenses or annual rates of return may be more or less than those assumed for purposes of the Examples.

                               MEMORANDUM SUMMARY

                                    The Fund
                                    --------

THE FUND:                Quadrant Fund, Inc. ("Fund") is a recently organized,
                         non-diversified, closed-end management investment company. The Fund was organized as a Maryland corporation on October 18, 2004. The Fund began investment activities on January 4, 2005 and registered as an investment company under the Investment Company Act of 1940, as amended ("1940
                         Act") on January 24, 2005.  See "The Fund."

INVESTMENT OBJECTIVE:    The Fund seeks to provide a high, stable current
                         income return, capital appreciation potential, attractive total return and a high level of liquidity.

QUADRANT STRATEGY        GMAC Institutional Advisors, LLC ("Advisor"), formed
INVESTMENT POLICIES AND  the Fund together with Quadrant Fund REIT, Inc.
APPROACH:                ("QF-REIT"), a real estate investment trust ("REIT"),
                         and Quadrant Fund LLC ("QF-LLC") in order to offer investors access to a real estate investment strategy
                         ("Quadrant Strategy"). The Quadrant Strategy is intended to offer institutional investors access to the commercial and multi-family real estate markets in a manner that provides a significant degree of liquidity relative to other real estate investments. The Quadrant
                         Strategy is comprised of investments in:

                         o "REAL ESTATE EQUITY SECURITIES," which include common stocks and preferred stocks issued by real estate companies such as REITs. The Fund may invest in real estate companies of any size.

                         o  "REAL ESTATE FIXED INCOME SECURITIES," which include
                            (i) commercial mortgage backed securities ("CMBS") and collateralized bond and collateralized debt obligations ("CDOs") backed primarily by commercial real estate; and (ii) unsecured debt issued by real estate companies, such as REITs, which generally will be investment grade and generally will have a maturity of ten years or less, though in certain circumstances the maturity of a debt security may exceed ten years.

                         o "REAL ESTATE PRIVATE EQUITY," which includes direct equity investments in entities owning commercial or multifamily real property.

                         o "REAL ESTATE PRIVATE DEBT," which includes (i) first mortgage loans secured by commercial real estate ("Whole Loans"); (ii) subordinated interests of individual loans secured by commercial real estate ("B Notes"); and (iii) subordinated loans secured by partnership interests in commercial real estate ("Mezzanine Loans").

                         No more than 50% of all assets invested in the Quadrant Strategy will be leveraged, and 60% of all assets invested in the Quadrant Strategy will be considered "liquid," such as Real Estate Equity Securities and Real Estate Fixed Income Securities.

                         Each investor in the Quadrant Strategy will enter into an investment advisory agreement with the Advisor (each such agreement, an "Asset Allocation Investment Advisory Agreement"), which will authorize the Advisor to make allocations of investments and reallocations of investments between the Fund and the QF-REIT (either directly or through the QF-LLC).

                         Currently, the Fund is being offered only in connection with the Quadrant Strategy; however, it is possible that in the future the common shares of the Fund ("Shares") may be offered on a stand-alone basis.
                          See "Description of Shares."

                         The investment return of investors in the Quadrant Strategy will depend on the performance of the Fund and the QF-REIT, as well as the Advisor's decisions regarding allocation between the Fund and the QF-REIT.

FUND INVESTMENT          The Fund invests in income-producing investments in
POLICIES AND APPROACH:   accordance with the Quadrant Strategy.  The Fund also
                         will employ additional strategies, such as using leverage and employing hedging techniques, to achieve its objective. The Fund's investments will comply with the investment and leverage requirements of the 1940
                         Act, such as a limit on borrowing up to 33 1/3% of the value of its assets, and the diversification requirements of the Internal Revenue Code of 1986, as amended ("Code"), in order to comply with Subchapter M of the Code.

                         Among other investments, the Fund can invest in below investment-grade CMBS. Typically, an "employee benefit plan," as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), is restricted from investing in these instruments. An employee benefit plan can, however, invest in a registered investment company like the Fund (but not a REIT) that invests in these investments. The Advisor therefore believes that the Quadrant Strategy may be attractive to certain pension plans and similar entities interested in gaining exposure to the real estate market.

QF-REIT INVESTMENT       The QF-REIT, like the Fund, invests in income
POLICIES AND APPROACH:   producing investments in accordance with the Quadrant
                         Strategy.

                         Unlike the Fund, the QF-REIT will not invest in below investment-grade CMBS. However, the QF-REIT may make direct investments in real estate through one or more limited liability companies or other special purpose investment vehicles.

                         Similar to the Fund, the QF-REIT will employ additional strategies, such as using leverage and employing hedging techniques, to achieve its objective. Unlike the Fund, however, the QF-REIT is not limited by the 1940 Act in the amount of such leverage and hedging, and may be more leveraged than the Fund. The overall leverage in the Quadrant Strategy is capped at 50%.

                         When a particular investment would be appropriate for both the Fund and the QF-REIT, the Advisor will determine which entity will purchase the investment based on a variety of factors, including which entity has cash available for investment, diversification requirements applicable to the Fund under the Code, anticipated liquidity requirements in each vehicle (such as to fund anticipated redemptions), and similar portfolio composition considerations. In addition, in market conditions favoring using a significant portion of the leverage permissible in the Quadrant Strategy, the Advisor may attempt to purchase additional investments for the QF-REIT, because it is permitted to be more leveraged than the Fund.

                         The Advisor will use similar considerations when determining: (1) how to allocate and when to reallocate the investments of the investors in the Quadrant Strategy between the Fund and the QF-REIT; and (2) whether to sell securities for the account of the Fund or the account of the QF-REIT, when the Fund and the QF-REIT hold similar securities.

                         The QF-LLC is a pass-through vehicle for holding shares in the QF-REIT. It is expected that the LLC Investors will hold their shares of the QF-REIT through the LLC, but future investors in the Quadrant Strategy will hold their shares of the QF-REIT directly. Investors in the Quadrant Strategy have received a private placement memorandum for the QF-REIT.

CURRENT OWNERSHIP;       The Fund initially distributed its Shares to two
PLANNED RESTRUCTURING    "groups" of investors.  The first group ("Direct

AND RESCISSION OFFER:    Investors") includes slightly more than 100
                         individuals, who were employees, or friends and family of employees, of Hyperion Capital Management, Inc.
                         ("Hyperion"), a 50% owner of Hyperion/GMAC Capital
                         Management, LLC, the Fund's former sub-advisor
                         ("Sub-Advisor"). Investors in the second group ("LLC
                         Investors") are the members of the QF- LLC, which holds approximately 99% of the outstanding Shares of the Fund.

                         The Advisor will distribute the Shares of the Fund directly to the LLC Investors pro rata based on their respective interests in the QF-LLC, and proposes to enter into separately managed Asset Allocation Investment Advisory Agreements with each of the LLC Investors. The Advisor has sent to the LLC Investors the appropriate documents to permit each LLC Investor to enter into this new arrangement. If an LLC Investor decides not to enter into an Asset Allocation Investment Advisory Agreement, the Advisor will work to determine what next steps to take, including a repurchase of their shares through a tender offer. See "Restructuring and Rescission Offer."

                         In addition, the Fund intends to offer to repurchase Shares ("Rescission Offer") of all investors who held Shares (directly or indirectly) prior to January 24, 2005 at a price equal to the original acquisition price paid by the holder of Shares ("Shareholder") or on the Shareholder's behalf, plus interest (at a rate designated by the state law of the Shareholder's residence). The Rescission Offer will expire 30 days from the date the Rescission Offer is mailed to Shareholders (or such later date if required by state law), after which date Shareholders no longer will be able to receive the Shares' purchase price paid plus interest, and instead will have to follow the tender offer request procedures, as described above, in order to redeem Shares at the then net asset value. See "Restructuring and Rescission Offer."

                                   Management
                                   ----------

ADVISOR: The Fund is managed by the Advisor, a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation ("GMACCM"). Through its affiliation with GMACCM, one of the largest commercial mortgage bankers in the United States, the Advisor has substantial resources available to achieve investment goals, including access to GMACCM's nationwide commercial mortgage network. See "Management of Fund - Advisor."

                         Currently, there are no advisory fees charged to the Fund. Pending Shareholder approval of a new investment advisory agreement with the Advisor ("New Investment

                         Advisory Agreement"), the board of directors of the Fund ("Board") has approved a 1% investment management fee to be paid to the Advisor. See "Management of Fund
                         - Investment Advisory Agreement."

CUSTODIAN:               State Street Bank and Trust Company acts as custodian
                         of the Fund's assets ("Custodian") pursuant to a custodian contract with the Fund. See "Custodian, Transfer Agent, Dividend Disbursing Agent And
                         Registrar."

ADMINISTRATOR/           The Advisor also acts as the Fund's administrator (the
                         SUB-ADMINISTRATOR: "Administrator") under an administration agreement ("Administration Agreement") and receives an administration fee equal to 1/12th of 0.15% of the Fund's net assets, adjusted for any capital contributions or distributions, as calculated on the last business day of the preceding month. See
                         "Fee Table" and "Management of the Fund -
                         Administration and Sub-Administration."

                         State Street Bank and Trust acts as sub-administrator of the Fund ("Sub-Administrator") and is paid by the Advisor in its role as the Fund's Administrator. The Advisor will use amounts paid by the Fund to cover the cost of the Sub-Administrator. See "Management of the Fund - Administration and Sub-Administration."

DIVIDEND DISBURSING      American Stock Transfer & Trust Company serves as
AGENT AND TRANSFER       dividend disbursing agent, transfer agent and
AGENT:                   registrar for the Shares.  See "Custodian, Transfer
                         Agent, Dividend Disbursing Agent And Registrar."

                                  The Offering
                                  ------------

PRIVATE OFFERING:        Subsequent to the Shareholder meeting scheduled for
                         Friday, May 27, 2005 ("Shareholder Meeting"), the Fund intends to offer its Shares through the Quadrant
                         Strategy solely to a limited number of "accredited investors" (as defined in Regulation D under the Securities Act of 1933, as amended ("1933 Act")) that are also "qualified purchasers" as defined in Section
                         2(a)(51)(A) of the 1940 Act. As previously described, Shares currently are being offered only through the Quadrant Strategy. In the future, however, Shares may be offered on a stand-alone basis. Such stand-alone offering may be made to accredited investors, regardless of whether they are qualified purchasers.
                         The Shares will be purchased at the then current net asset value. See "Description of Shares" and "Application for Shares."

                         If the Shares are made available for direct purchase outside of the Quadrant Strategy, both initial and additional applications for Shares by eligible investors may be accepted at such times as the Fund may determine, generally monthly, subject to the receipt of cleared funds on or before the acceptance date set by the Fund.

                         The Fund reserves the right to reject any application for Shares. See "Application for Shares."

                         Tender Offers and Distributions
                         -------------------------------

TENDER OFFERS:           The Board may, in its sole discretion and from time to
                         time, consider Share repurchases pursuant to Securities Exchange Commission ("SEC") rules that permit discretionary tender offers. In order to liquidate their Shares, one or more Shareholders may request a tender offer. Such requests always will be subject to Board approval. If approved by the Board, a repurchase of Shares pursuant to a tender offer conducted at the request of Shareholders will usually be made at the end of the following month, if the request is received from the Shareholder prior to the 15th of the month in which the request is made. Any request for a tender offer received by the Fund after the 15th of the month will be treated as received prior to the 15th of the following month. There can be no assurance that the Board will in fact authorize the repurchase of any Shares, and even if a repurchase is authorized, a tendering Shareholder may not be able to liquidate all of the Shares it tenders for repurchase. See "Tender Offers."

                         In addition, for investors in the Quadrant Strategy, redemptions of shares of the QF-REIT will be permitted only to the extent that the Fund is able to and does redeem tendered Shares of the Fund. If the Fund is able to redeem only a portion of such an investor's Shares in the Fund during a tender offer, the Fund will redeem the same portion of that investor's shares in QF-REIT.

TRANSFER RESTRICTIONS:   Shares of the Fund may be transferred only:  (i) by
                         operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Shareholder; or (ii) with the written consent of the Advisor, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances, in connection with a transfer to an entity that does not result in a change of beneficial ownership. The foregoing permitted transferees will not be allowed to become substituted
                         Shareholders without the consent of the Board, which may be withheld in its sole and absolute discretion.
                         See "Limited Transferability of Shares."

DISTRIBUTIONS:           The Fund intends to distribute monthly all or
                         substantially all of its net investment income to Shareholders. Shareholders on the last day of a month will be entitled to distributions made on the 15th day of the next month. Prospective investors should note that net taxable income does not ordinarily equal net income as calculated in accordance with United States
                         Generally Accepted Accounting Principles ("GAAP"). In addition, the Fund intends to distribute all or substantially all of its capital gains once each year. See "Taxation."

                                Fees and Expenses
                                -----------------

INVESTMENT               MANAGEMENT If approved by the Shareholders, the New
                         Investment FEE: Advisory Agreement will provide for the Fund to pay the Advisor on the first business day of each month in advance an investment management fee equal to 1/12th of 1% of the Fund's net assets, adjusted for any capital contributions or distributions, as calculated on the last business day of the preceding month ("Investment Management Fee").
                         The Investment Management Fee will not be pro-rated if the amount of the assets of the Fund varies during the month for which an Investment Management Fee was paid in advance. See "Management of the Fund - Advisor."

EXPENSES:                The Fund bears all of it own expenses, including its
                         administration and custodian fees. The total annual expenses payable by the Fund (except for the Investment Management Fee), however, will be capped at 0.25% of the Fund's net assets. All fees and expenses
                         (except for the Investment Management Fee) in excess of 0.25% of the Fund's net assets will be paid by the Advisor. See "Management of the Fund - Administration and Sub-Administration."

                              Other Considerations
                              --------------------

RISK FACTORS:            An investment in the Fund and in the Quadrant Strategy
                         involves significant risks, including substantial illiquidity of your investment, significant lack of diversification and potential conflicts of interest.
                         The Fund will be managed along side the QF-REIT as a part of the Quadrant Strategy. As such, Shareholders who invest in the Fund on a stand-alone basis may not receive the maximum benefit of investment decisions made in furtherance of the Quadrant Strategy.
                         Investors should carefully review and consider the risk factors described in this Memorandum prior to making an investment. See "Risk Factors."

                                    THE FUND

      The Fund is a recently organized, non-diversified, closed-end management investment company. The Fund was organized as a Maryland corporation on October 18, 2004. The Fund began investment activities on January 4, 2005 and registered as an investment company under the 1940 Act on January 24, 2005. As a recently-organized entity, the Fund has only a limited operating history. The Fund's principal office is located at 116 Welsh Road, Horsham, Pennsylvania 19044.

      The Fund is a closed-end investment company. These companies differ from open-end investment companies (commonly referred to as "mutual funds") in that closed-end investment companies have a fixed capital base, whereas open-end companies issue securities redeemable at net asset value at any time at the option of the shareholder and typically engage in a continuous offering of their shares. Accordingly, open-end investment companies are subject to periodic asset in-flows and out-flows that often can make the management of liquidity more difficult than is generally the case for closed-end investment companies. However, the Fund may experience periodic asset in-flows and out-flows, because it periodically will be offering new Shares and offering to redeem outstanding Shares through the tender offer process.

                      INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

THE QUADRANT STRATEGY

      The Advisor formed the Fund together with QF-REIT and the QF-LLC in order to offer investors access to a real estate investment strategy it refers to as the Quadrant Strategy. The Quadrant Strategy is intended to offer institutional investors access to the commercial and multi-family real estate markets in a manner that provides a significant degree of liquidity relative to other real estate investments. The Quadrant Strategy is comprised of investments in:

        o "REAL ESTATE EQUITY SECURITIES," which include common stocks and preferred stocks issued by real estate companies such as REITs. The Fund may invest in real estate companies of any size.

        o "REAL ESTATE FIXED INCOME SECURITIES," which include (i) CMBS and CDOs backed primarily by commercial real estate; and (ii) unsecured debt issued by real estate companies, such as REITs, which generally will be investment grade and generally will have a maturity of ten years or less, though in certain circumstances the maturity of a debt security may exceed ten years.

        o  "REAL  ESTATE  PRIVATE   EQUITY,"   which   includes   direct  equity
           investments  in  entities  owning   commercial  or  multifamily  real
           property.

        o "REAL ESTATE PRIVATE DEBT," which includes (i) Whole Loans; (ii) B Notes; and (iii) Mezzanine Loans.

      No more than 50% of all assets invested in the strategy Quadrant Strategy will be leveraged, and 60% of all assets invested in the Quadrant Strategy will be considered "liquid," such as Real Estate Equity Securities and Real Estate Fixed Income Securities.

      Each investor in the Quadrant Strategy will enter into an Asset Allocation Investment Advisory Agreement with the Advisor, which will authorize the Advisor to make allocations of investments and reallocations of investments between the Fund and the QF-REIT (either directly or through the QF-LLC). The actual portfolio composition at any point in time will reflect the Advisor's assessment of market conditions and relative value between classes of assets and individual securities.

      Currently, the Fund is being offered only in connection with the Quadrant Strategy; however, it is possible that in the future the Shares may be offered on a stand-alone basis.

      The investment return of investors in the Quadrant Strategy will depend on the performance of the Fund and the QF-REIT, as well as the Advisor's decisions regarding allocation between the Fund and the QF-REIT.

THE FUND'S INVESTMENT OBJECTIVE

      The Fund's investment objective is to provide investors with:

      o  High, stable current income return;

      o  Capital appreciation potential;

      o  Attractive total return; and

      o A high level of liquidity.

      The Fund's objective is fundamental and cannot be changed without the approval of the holders of a majority of outstanding Shares. A "majority of the outstanding shares" means (1) 67% or more of the Shares present at a meeting, if the holders of more than 50% of the Shares are present or represented by proxy; or (2) more than 50% of the Shares, whichever is less.

THE FUND'S INVESTMENT POLICIES

      The Fund invests in income-producing investments in accordance with the Quadrant Strategy. The Fund also will employ additional strategies, such as using leverage and employing hedging techniques, to achieve its objective. The Fund's investments will comply with the investment and leverage requirements of the 1940 Act, such as a limit on borrowing up to 33 1/3% of the value of the Fund's total assets, and the diversification requirements of the Code, in order to comply with Subchapter M of the Code. In most instances, the Fund will also hedge the interest rate risk inherent in leverage and in the investments in the portfolio.

      Among other investments, the Fund can invest in below investment-grade CMBS. Typically, an "employee benefit plan," as defined by ERISA, is restricted from investing in these instruments. An employee benefit plan can, however, invest in a registered investment company like the Fund (but not a REIT) that invests in these investments. The Advisor therefore believes that the Quadrant Strategy may be attractive to certain pension plans and similar entities interested in gaining exposure to the real estate market.

      The Fund may invest its assets without limitation in (i) cash; (ii) short-term, investment-grade debt obligations or money market instruments; or
(iii) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities for the following cash management reasons: (1) liquidation of Fund assets and pending reinvestment of the proceeds in accordance with the Fund's investment objective and policies; (2) to pay distributions to Shareholders and operating expenses; (3) to meet its obligations under any tender offer or share repurchase offers; and (4) as reserves for reasonably foreseeable expenses. In addition, the Fund may take a temporary defensive posture and invest without limitation in the securities listed above at such times as the Advisor, in its sole discretion, believes that it is in the best interest of the Fund's Shareholders to assume such a defensive posture. To the extent that the Fund invests in such instruments, it may not achieve its investment objective.

THE QF-REIT, ITS INVESTMENT POLICIES AND APPROACH

      The QF-REIT, like the Fund, invests in income producing investments in accordance with the Quadrant Strategy. Unlike the Fund, the QF-REIT will not invest in below investment-grade CMBS. However, the QF-REIT may make direct investments in real estate through one or more limited liability companies or other special purpose investment vehicles.

      Similar to the Fund, the QF-REIT will employ additional strategies, such as using leverage and employing hedging techniques, to achieve its objective. Unlike the Fund, however, the QF-REIT is not limited by the 1940 Act in the amount of such leverage and hedging, and may be more leveraged than the Fund.

      When a particular investment would be appropriate for both the Fund and the QF-REIT, the Advisor will determine which entity will purchase the investment based on a variety of factors, including which entity has cash available for investment, diversification requirements applicable to the Fund under the Code, anticipated liquidity requirements in each vehicle (such as to fund anticipated redemptions), and similar portfolio composition considerations. In addition, in market conditions favoring using a significant portion of the leverage permissible in the Quadrant Strategy, the Advisor may attempt to purchase additional investments for the QF-REIT, because it is permitted to be more leveraged than the Fund.

      The Advisor will use similar considerations when determining: (1) how to allocate and when to reallocate the investments of the investors in the Quadrant Strategy between the Fund and the QF-REIT; and (2) whether to sell securities for the account of the Fund or the account of the QF-REIT, when the Fund and the QF-REIT hold similar securities. The QF-LLC is a pass-through vehicle that holds certain QF-REIT shares. Certain Quadrant Strategy investors hold their shares in the QF-REIT through the QF-LLC. Investors in the Quadrant Strategy will separately receive a private placement memorandum for the QF-REIT.

                         DESCRIPTION OF FUND INVESTMENTS

                          REAL ESTATE EQUITY SECURITIES

      For purposes of the Fund's investment policies, the Fund considers a real estate company to be a company that: (1) derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate; or (2) has at least 50% of its assets invested in such real estate.

      REITS. A REIT is a real estate company that pools investors' funds for investment primarily in income-producing real estate or in real estate related loans (such as mortgages) or other interests. Therefore, a REIT normally derives its income from rents or from interest payments, and may realize capital gains by selling properties that have appreciated in value. A REIT is not taxed on income distributed to its shareholders if it complies with several requirements relating to its organization, ownership, assets and income and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year and otherwise complies with the requirements of the Code. As a result, REITs tend to pay relatively higher dividends than other types of companies, and the Fund intends to use these dividends in an effort to meet the high current income goal of its investment objectives.

      REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.

      PREFERRED STOCKS. The Fund may invest in preferred stocks issued by REITs. Preferred stocks pay fixed or floating rate dividends to investors, and have "preference" over common stock in the payment of dividends and the liquidation of a company's assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. Preferred stockholders usually have no right to vote for corporate directors or on other matters.

                       REAL ESTATE FIXED INCOME SECURITIES

      CMBS. CMBS are multi-class debt or pass-through or pay-through securities backed by a mortgage loan or pool of mortgage loans on commercial real estate, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties, hotels and motels, nursing homes, and medical facilities. Assets underlying CMBS may relate to many properties, only a few properties, or to a single property. Each commercial mortgage loan that underlies a CMBS has certain distinct characteristics. Under normal market conditions, the Fund will invest to a significant degree in subordinated CMBS.

      Commercial mortgage loans are sometimes non-amortizing and often not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an additional loan, the sale of the property or the contribution of additional capital.

      Unlike most single family residential mortgages, commercial real estate loans often contain provisions that substantially reduce the likelihood that they will be prepaid. The provisions generally impose significant prepayment penalties on loans and, in some cases, there may be prohibitions on principal prepayments for several years following origination.

      Changing real estate markets may adversely affect both the value of the underlying collateral and the borrower's ability to meet contractual obligations, either of which may lead to delinquencies, defaults, modifications or foreclosure that in turn may lead to the realization of losses in CMBS.

      CMBS have been issued in public and private transactions by a variety of public and private issuers. The Fund may from time to time purchase CMBS directly from issuers in negotiated or non-negotiated transactions or from a holder of such CMBS in the secondary market. The Fund's initial portfolio of CMBS was acquired in the secondary market from a client of the Advisor.

      Commercial mortgage securitizations generally are senior/subordinated structures. The senior class investors have greater protection against potential losses on the underlying mortgage loans or assets than the subordinated class investors who take the first loss if there are defaults on the underlying commercial mortgage loans. Other protections, which may benefit all of the classes including the subordinated classes, may include issuer guarantees, additional subordinated securities, cross-collateralization, over-collateralization and the equity in the underlying properties.

      Many of the CMBS in which the Fund will invest are issued in a senior/subordinated structure. In these structures, the senior class investors have greater protection against potential losses on the underlying loans or assets than do the subordinated class investors.

      In senior/subordinated structures, the CMBS is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of a failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (1) liquidity protection and (2) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection generally refers to the provision of advances, typically by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties (referred to herein as "third party credit support"), through various means of structuring the transaction or through a combination of such approaches. The Fund will not pay any additional fees for such third party credit support, although the existence of third party credit support may increase the price the Fund pays for a security.

      COLLATERALIZED BOND AND COLLATERALIZED DEBT OBLIGATIONS. These obligations entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to their holders) on the credit exposure to or cash flow from a portfolio consisting primarily of (i) commercial and industrial bank loans or corporate debt securities; (ii) asset backed securities ("ABS"), securities backed by a discrete pool of self-liquidating financial assets; fund debt securities and CDOs; or (iii) a combination of the foregoing. CDOs backed by bank loans and commercial debt securities generally have the following characteristics: (1) the bank loans and the debt securities have varying contractual maturities; (2) the bank loans and the debt securities are obligations of a relatively limited number of obligors or issuers and accordingly may represent a relatively undiversified pool of obligor credit risk; (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual bank loans or debt securities depending on numerous factors specific to the particular issuers or obligors and upon whether, in the case of bank loans or debt securities bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (4) proceeds from such repayments or from sales of portfolio securities, can for a limited period and subject to compliance with certain eligibility criteria, be reinvested, at the direction of a collateral manager, in additional bank loans or debt securities.

      UNSECURED REIT DEBT. The investment return of unsecured debt of REITs reflects interest on the security and changes in the market value of the security. The market value of unsecured debt of REITs also may be affected by the credit rating of the corporation, the corporation's performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.

                           REAL ESTATE PRIVATE EQUITY

      Real Estate Private Equity includes direct equity investments in entities owning commercial or multifamily real property.

                            REAL ESTATE PRIVATE DEBT

      WHOLE LOANS. The Fund may invest in debt securities which are first lien commercial mortgage loans. The loans are secured by one or more properties and represent a non-recourse obligation of the borrower. For commercial mortgage loans not guaranteed by a government agency or other party, the only remedy of the lender in the event of a default is to foreclose upon the property. If borrowers are not able or willing to pay the principal balance on the loans, there is a good chance that payments on the related mortgage-related securities will not be made. Certain borrowers on underlying mortgages may become subject to bankruptcy proceedings.

      B NOTES. The Fund may invest in debt securities in which a first lien commercial mortgage loan is structured into a senior position ( "A Note") and a junior position (previously defined as a "B Note"). Typically, an A/B Note structure will be backed by a mortgage on commercial real estate valued between $15 and $200 million. Many times, the large size of the underlying loan precludes efficient sale into a CMBS transaction due to the diversification constraints imposed by the rating agencies. As a result, the mortgage is split into the A/B Note structure with the A Note placed into the CMBS and the B Note privately placed outside of the CMBS. The cash flow from the mortgage will be used to make principal and interest payments on the A Note and the B Note.

      MEZZANINE LOANS. Mezzanine Loans are loans that are secured by partnership interests in the equity of a commercial real estate property. If a borrower defaults on the obligation, the lender may take over the partnership's place in the ownership of the property. The risks of real estate ownership include the risks associated with direct ownership of real estate, such as the effects of general and local economic conditions on real estate values, the conditions of specific industry segments, the ability of tenants to make lease payments and the ability of a property to attract and retain tenants, which in turn may be affected by local market conditions such as oversupply of space or a reduction of available space, the ability of the owner to provide adequate maintenance and insurance, energy costs, government regulations with respect to environmental, zoning, rent control and other matters, and real estate and other taxes.

                                 CREDIT QUALITY

      The Fund's debt securities may be in securities of any quality, including securities that at the time of investment are below investment grade quality, rated Ba, BB or B by Standards & Poor's ("S&P"), Fitch IBAC ("Fitch"), or Moody's Investors Service, Inc. ("Moody's"), or securities that are unrated. Securities of non-investment grade quality are regarded as having predominately speculative characteristics with respect to the issuer's capacity to pay interest and repay principal, and are commonly referred to as "junk bonds" and "high risk high yield bonds." The Fund will not invest in securities that at the time of purchase are in default.

      These credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security if a rating agency or the Advisor downgrades its assessment of that security. In determining whether to retain or sell a security that a rating agency or the Advisor has downgraded, the Advisor may consider such factors as its assessment of the credit quality of the security, the price at which the security could be sold and the rating, if any, assigned to the security by other ratings agencies.

      Please refer to APPENDIX A to this Memorandum for more information in connection with S&P, Fitch or Moody's ratings of bonds.

                                 CASH MANAGEMENT

      As discussed above, the Fund may invest its assets without limitation in
(i) cash, which generally includes bank accounts and marketable securities, such as government bonds and banker's acceptances; (ii) short-term, investment-grade debt obligations, which are any investments assigned a rating in the top four categories by commercial credit rating companies with a maturity of one year or less; or money market instruments, which are for borrowing and lending money for three years or less and may include commercial paper from banks and companies; or (iii) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

      U.S. GOVERNMENT SECURITIES. U.S. government securities include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes and bonds, as well as obligations of agencies and instrumentalities of the U.S. government. U.S. Treasury securities are backed by the full faith and credit of the U.S. government. Obligations of agencies and instrumentalities of the U.S. government often are not backed by the full faith and credit of the U.S. government.

OTHER FUND INVESTMENT STRATEGIES

      USE OF LEVERAGE. The Fund intends to utilize leverage representing not more than 33 1/3% of the Fund's total assets. The Fund will borrow funds primarily using reverse repurchase agreements and total return swaps, although it may use other sources of borrowing if these are deemed advantageous to shareholders. Based on the Advisor's assessment of market conditions, the Advisor may increase or decrease the amount of leverage used up to the stated limited of 33 1/3%.

      The Advisor believes that under normal market conditions for a portfolio with a substantial allocation to CMBS, reverse repurchase agreements provide a low cost form of financing. A reverse repurchase agreement is a form of collateralized borrowing. Under a reverse repurchase agreement, the Fund borrows money from a counterparty, generally for a period of three months or less, at an agreed-upon rate of interest to an agreed-upon maturity date. To collateralize the borrowing, the Fund places liquid high grade securities having a value not less than the borrowed amount in a segregated account with the custodian of the counterparty. The collateral's market value is re-evaluated daily, and the borrowing is subject to minimum margin requirements, such that the Fund may be required to post additional collateral with the counterparty if the market value of collateral falls below an agreed-upon amount in relation to the amount of the borrowing. Any cash flows on the collateral accrue to the benefit of the Fund.

      Under the 1940 Act, the Fund generally is not permitted to borrow unless immediately after the borrowing the value of the Fund's total assets is at least 300% of the principal amount of such borrowing (i.e., such principal amount may not exceed 33 1/3% of the Fund's total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Shares unless, at the time of such declaration, the value of the Fund's total assets, less liabilities other than the borrowings, is at least 300% of such principal amount. If the Fund borrows, the Fund intends, to the extent possible, to prepay all or a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage.

      Assuming that the Fund's borrowings will represent approximately 33 1/3% of the Fund's total assets and pay interest set by a reverse repurchase agreement at an annual average rate of 1.57% of the amount borrowed, the income generated by the Fund's portfolio (net of estimated expenses) must exceed 0.52% in order to cover such interest payments and other expenses specifically related to the borrowings. Of course, these numbers are merely estimates, used for illustration. Actual borrowing costs may vary frequently and may be significantly higher or lower than the rate estimated above.

      Subject to the asset coverage rules, the Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.

      LEVERAGE RISKS. The use of leverage is a speculative investment technique and involves certain risks to shareholders. These include the possibility of higher volatility of the net asset value and market price of the Shares.

      As long as the rate of return on the assets purchased with the proceeds of leverage exceeds the net cost of borrowings, including the effects of any associated hedges, the investment of the proceeds of the leverage will generate more return than will be needed to offset such borrowing costs. If so, the excess will be available to pay higher dividends to shareholders. If, however, the net cost of borrowings, including the effects of any associated hedges, exceeds the rate of return on the assets purchased with the proceeds of leverage, the return to Shareholders will be less than if the Fund had not leveraged.

      To the extent that the Fund is required or elects to prepay any borrowings, the Fund may need to liquidate investments to fund such prepayments. Liquidation at times of adverse economic conditions may result in capital loss to the Fund. In addition, such prepayment would likely result in the Fund seeking to terminate early all or a portion of any swap transaction. Early termination of the swap could result in a termination payment by the Fund. See "Interest Rate Transactions" below and "Risk Factors" for more information.

      HEDGING TRANSACTIONS. The Fund may also employ various hedging techniques ("Hedging Transactions") that will affect the Fund's average duration. (See "Risk Factors - Hedging Transactions.") In addition, the Fund may use various techniques and investments to increase or decrease its exposure to changing security prices, interest rates or other factors that affect security values. These techniques and investments may involve derivative transactions such as buying and selling options and futures contracts and selling securities short. The Fund may use these practices to adjust the risk and return characteristics of the Fund's portfolio. However, these techniques or investments may result in a loss, regardless of whether the intent was to reduce risk or increase return, with unexpected changes in market conditions or if the counterparty to the transaction does not perform as promised. In addition, these techniques or investments may increase the volatility of the Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

      Any, all or none of these techniques may be used at any time. There is no particular strategy that requires use of one technique rather than another. Use of any particular Hedging Transaction is a function of the overall strategy adopted by the Fund and market conditions. Further, Hedging Transactions may be used by the Fund in the future as they are developed or deemed by the Board to be appropriate and in the best interest of shareholders. The Fund may not be able to hedge some of its investments due to the cost or lack of availability of a Hedging Transaction.

      INTEREST RATE TRANSACTIONS. The Fund may, in order to reduce the variability of leverage borrowing costs from short-term reverse repurchase agreements, enter into interest rate swaps with the effect of fixing net borrowing costs for longer periods of time.

      Interest rate swaps involve the exchange with another party of commitments to pay or receive interest (i.e., an exchange of floating rate payments for fixed rate payments) on a notional principal amount. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

      The use of interest rate swaps or other hedging instruments is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund's use of interest rate swaps could enhance or decrease the Fund's net income. To the extent there is a decline in interest rates, the value of the interest rate swap could decline, and could result in a decline in the Fund's net asset value. In addition, if short-term interest rates are lower than the rate of payment on the interest rate swap, this will reduce the performance of the Fund. If, on the other hand, short-term interest rates are higher than the Fund's rate of payment on the interest rate swap, this will enhance the performance of the Fund.

      The Fund may enter into interest rate transactions to preserve a return or spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, to effectively fix the rate of interest that it pays on one or more borrowings or series of borrowings or to manage the effective maturity or interest rate sensitivity of its portfolio. The Fund would use these transactions as a hedge and not as a speculative investment. Interest rate transactions are subject to risks comparable to those described above with respect to other hedging strategies.

      The Fund may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments).

      Because these interest rate transactions are entered into for good faith hedging purposes, and inasmuch as segregated accounts will be established with respect to such transactions, the Advisor and the Fund believe such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements, with respect to each interest rate swap, will be accrued on a daily basis and an amount of cash, U.S. government securities or other liquid high grade debt obligations having an aggregate net asset value at least equal to the accrued excess that satisfies the requirements of the 1940 Act will be identified by memo entry in the Fund's accounting records or maintained in a segregated account by a custodian. The Fund also will establish and maintain such segregated accounts with respect to its total obligations under any interest rate swaps that are not entered into on a net basis and with respect to any interest rate caps and floors that are written by the Fund.

      The Fund will enter into interest rate transactions only with banks and recognized securities dealers believed by the Advisor to present minimal credit risks. If there is a default by the other party to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction.

      The Fund's use of interest rate swaps could increase or decrease, with a corresponding impact on the net asset value of the Fund. To the extent there is a decline in interest rates, the value of the interest rate swap could decline, and could result in a decline in the Fund's net asset value. In addition, if the counterparty to an interest rate swap defaults, the Fund would be obligated to make the payments that it had intended to avoid. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the swap, which in turn would depend on the general state of short-term interest rates and the returns on the Fund's portfolio securities at that point in time, such default could adversely affect the performance of the Shares. See "Risk Factors" for more information.

      FUTURES CONTRACTS AND RELATED OPTIONS. The Fund may buy or sell financial futures contracts or purchase options on such futures as a hedge against anticipated interest rate changes. A futures contract sale creates an obligation by the Fund, as seller, to deliver the specified type of financial instrument called for in the contract at a specified future time for a specified price or, in "cash settlement" futures contracts, to pay to (or receive from) the buyer in cash the difference between the price in the futures contract and the market price of the instrument on the specified date, if the market price is higher (or lower, as the case may be). Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

      The Fund's use of futures and options on futures will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the Commodity Futures Trading Commission ("CFTC") with which the Fund must comply in order to claim an exclusion as a commodity pool operator so as to not be subject to registration or regulation as a commodity pool operator within the meaning and intent of the Commodity Exchange Act and the regulations promulgated thereunder.

      Typically, an investment in a futures contract requires the Fund to deposit with the applicable exchange or other specified financial intermediary as security for its obligations an amount of cash or other specified debt securities which initially is 1% to 5% of the face amount of the contract and which thereafter fluctuates on a periodic basis as the value of the contract fluctuates. An investment in options involves payment of a premium for the option without any further obligation on the part of the Fund. At the time the Fund enters into a futures contract or options transaction, a segregated account consisting of cash or liquid securities equal to the net amount of the excess, if any, of the Fund's obligations over its entitlements that satisfies the requirements of the 1940 Act may be identified by memo entry in the Fund's accounting records or maintained in a segregated account by a custodian.

      EURODOLLAR FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Fund may make investments in Eurodollar futures and options thereon for hedging purposes and, in each case, in accordance with the rules and regulations of the CFTC. Eurodollar futures and options thereon are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"). Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund intends to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps, short-term borrowings and floating rate securities are linked, and which can affect the market prices of many short-term securities. When the Fund enters into a futures contact it makes a deposit of initial margin and thereafter will be required to pay or entitled to receive variation margin in an amount equal to the change in the value of the contract from the preceding day.

      WHEN-ISSUED AND FORWARD COMMITMENT TRANSACTIONS. The Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices and secure a favorable rate of return. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date, which can be a month or more after the date of the transaction. At the time the Fund makes the commitment to purchase securities on a when-issued or forward commitment basis, it will record the transaction and thereafter reflect the value of such securities in determining its net asset value. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash or liquid securities equal to the value of the when-issued or forward commitment securities that satisfies the requirements of the 1940 Act may be identified by memo entry in the Fund's accounting records or maintained in a segregated account by a custodian. On the delivery date, the Fund will meet its obligations from securities that are then maturing or sales of the securities held in the segregated asset account and/or from then available cash flow. When-issued securities and forward commitments may be sold prior to the settlement date. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss due to market fluctuation. There is always a risk that the securities may not be delivered and that the Fund may incur a loss or will have lost the opportunity to invest the amount set aside for such transaction in the segregated asset account. Settlements in the ordinary course are not treated by the Fund as when- issued or forward commitment transactions and, accordingly, are not subject to the foregoing limitations even though some of the risks described above may be present in such transactions.

INVESTMENT RESTRICTIONS

      FUNDAMENTAL INVESTMENT RESTRICTIONS. The Fund's investment objectives and the following investment restrictions are "fundamental," meaning they cannot be changed without the approval of the holders of a majority of the outstanding Shares, which means the lesser of (a) more than 50% of the outstanding Shares or
(b) 67% or more of the Shares represented at a meeting where more than 50% of the outstanding Shares are represented. All other investment policies or practices are considered by the Fund not to be fundamental and, accordingly, may be changed without shareholder approval. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a deviation from policy.

      DIVERSIFICATION. The Fund is considered "non-diversified" for purposes of the 1940 Act because less than 75% of the value of its total assets is represented by cash and cash items, government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of such management company and to not more than 10% of the outstanding voting securities of such issuer.

      However for purposes of the Code, the portfolio will be considered diversified. For purposes of qualifying for pass-through tax treatment under Subchapter M of the Code, the Fund may not, with respect to 50% of its total assets, invest more than 5% of the value of its total assets (taken at market value at the time of purchase) in the outstanding securities of any one issuer, or own more than 10% of the outstanding voting securities of any one issuer, in each case other than securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof.

      The Fund may not invest 25% or more of the value of its total assets in the securities of any one issuer, other than securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof.

      For purposes of these restrictions, the Fund generally treats each pool of assets backing an issue of CMBS or ABS as the issuer, rather than the sponsor or depositor of the pool.

      CONCENTRATION OF SECURITIES. The Fund will concentrate its investments (more than 50%) in the commercial real estate property industry. The Fund will not concentrate in any other industries.

      LEVERAGE AND SENIOR INDEBTEDNESS. The Fund may not issue senior securities in the form of indebtedness or borrow money (including on margin if marginable securities are owned), other than for the temporary purposes permitted by the 1940 Act, in excess of 33 1/3% of the Fund's total assets (including the proceeds of such senior securities issued and money borrowed) or pledge its assets other than to secure such issuances or borrowings or in connection with, to the extent permitted under the 1940 Act and consistent with the guidelines promulgated in SEC Rel. 10666, good faith hedging transactions, reverse repurchase agreements, when-issued and forward commitment transactions and similar investment strategies. The Fund's obligations under interest rate swaps maintained in accordance with the guidelines in SEC Rel. 10666 will not be treated as senior securities.

      The Fund may not pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure issuances or borrowings permitted by the restriction above. Collateral arrangements with respect to reverse repurchase agreements or to margin for futures contracts and options are not deemed to be pledges or other encumbrances for purposes of this restriction because the Fund will comply with the guidelines in SEC Rel. 10666, including the collateral requirements.

      SECURITIES LENDING. The Fund may not make loans of money or property to any person, except through loans of portfolio securities to qualified institutions, the purchase of debt obligations in which the Fund may invest consistently with the Fund's investment objectives and policies and investment restrictions or the temporary investment in repurchase agreements with qualified institutions. The Fund will not lend portfolio securities if, as a result, the aggregate of such loans exceed 33 1/3% of the value of the Fund's total assets.

      UNDERWRITING. The Fund may not underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own Shares the Fund may be deemed to be an underwriter.

      OTHER FUNDAMENTAL INVESTMENT RESTRICTIONS. The Fund may not invest for the purpose of exercising control over management of any company.

      The Fund may not purchase or sell commodities or commodity contracts except for hedging purposes.

      The Fund may not invest directly in real estate, but it may invest in real estate indirectly through a limited liability company, a limited partnership, or similar investment vehicle.

      The Fund may not, except in the case of short sales against the box, make any short sale of securities, unless, after giving effect to such sale, the market value of all securities sold short does not exceed 10% of the value of the Fund's total assets and the Fund's aggregate short sale of a particular class of securities does not exceed 25% of the then outstanding securities of that class.

      The Fund may not invest in securities of other investment companies, except that the Fund may purchase unit investment trust securities where such unit investment trusts meet the investment objective of the Fund and then only up to 5% of the Fund's net assets, except as they may be acquired as part of a merger, consolidation or acquisition of assets but in no event to an extent not permitted by Section 12(d) of the 1940 Act.

      The Fund may not invest in CMBS where the underlying assets are non-dollar denominated commercial mortgage loans.

      The Fund may not invest in any security that would cause any investor in the Fund to be required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                       RESTRUCTURING AND RESCISSION OFFER

      The Advisor and the Board believe that certain prior actions of the Fund, and the current structure in which the Fund's Shares are offered and sold, may have been in violation of federal securities laws. The Advisor therefore proposes to distribute the Shares of the Fund directly to the LLC Investors pro rata based on their respective interests in the QF-LLC, and enter into separately managed Asset Allocation Investment Advisory Agreements with each of the LLC Investors.

      The Fund initially distributed its Shares to two "groups" of investors. The first group -- the Direct Investors -- includes slightly more than 100 individuals, who were employees, or friends and family of employees, of Hyperion, a 50% owner of the Former Sub-Advisor. Hyperion purchased the Shares on behalf of the Direct Investors, and distributed them at no charge to the Direct Investors. The Direct Investors pay no advisory or other fees to the Advisor or Hyperion (other than, indirectly, the administrative expenses paid by the Fund). The Direct Investors collectively own approximately 555 Shares, which is less than 1% of the outstanding Shares of the Fund.

      Investors in the second group are the LLC Investors. The Advisor is the investment manager to the QF-LLC, and the Former Sub-Advisor was the sub-advisor to the QF-LLC. The Advisor offered interests in the QF-LLC to certain of its institutional clients, and charged those clients an investment management fee. In turn, the Advisor paid the Former Sub-Advisor an investment management fee for sub-advisory services. Currently, three such institutional clients of the Advisor invest in the QF-LLC. An affiliate of the Advisor also invests in the QF-LLC, but pays no investment management fee to the Advisor. As of May 23, 2005, the QF-LLC owned 1,631,297 Shares of the Fund, which is approximately 99% of the outstanding Shares of the Fund.

      The QF-LLC is not registered with the SEC as an investment company in reliance on the exception provided by Section 3(c)(7) of the 1940 Act. That section excepts a company from registration and, in general, regulation as an investment company if (with certain exceptions not relevant here) all of the company's securities are beneficially owned by "qualified purchasers." In general, a qualified purchaser is a person with more than $5 million in securities and similar investments, or an entity with more than $25 million in securities and similar investments.

      A company relying on Section 3(c)(7), however, generally is prohibited from owning more than 3% of the outstanding shares of a registered investment company (under Section 12(d)(1) of the 1940 Act). Because the QF-LLC owns approximately 99% of the Fund, the QF-LLC has exceeded this 3% limitation. Moreover, the Advisor believes it cannot successfully manage the QF-LLC if the QF-LLC is subject to this 3% limitation.

      The Advisor has sent to the LLC Investors the appropriate documents to permit each LLC Investor to enter into this new arrangement. If an LLC Investor decides not to enter into an Asset Allocation Investment Advisory Agreement, the Advisor will work to determine what next steps to take, including a repurchase of their shares through a tender offer. After the Shareholder Meeting, the Fund expects to resume the sale of Shares. Potential purchasers of Shares should consider carefully the matters discussed in this Memorandum before investing.

      In addition, the Fund intends to offer to make a Rescission Offer to all investors who held Shares prior to January 24, 2005 at a price equal to the original acquisition price paid by the Shareholder or on the Shareholder's behalf, plus interest (at a rate designated by the state law of the Shareholder's residence). Shares held by officers, directors and affiliates of the Fund also will be subject to the Rescission Offer on the same terms as it is offered to other Shareholders. The Rescission Offer will expire 30 days from the date the Rescission Offer is mailed to Shareholders (or such later date if required by state law), after which date Shareholders no longer will be able to receive the Shares' purchase price paid plus interest, and instead will have to follow the tender offer request procedures, as described above, in order to redeem Shares at the then net asset value.

                                       ABP

      Stichting Pensioenfonds ABP ("ABP") is an advisory client of the Advisor. The Fund acquired its initial portfolio of investments in CMBS from ABP. ABP is an investor in the Quadrant Parallel Fund, LLC ("ABP LLC"), and the Advisor acts as manager of ABP LLC. In addition, the QF-LLC entered into a co-investment agreement with ABP LLC in which the parties agreed that ABP LLC would invest in the same securities in the same proportion as the Fund. The intention was for ABP LLC to maintain a separately managed portfolio that reflected the holdings of the Fund's portfolio. In the initial structure, ABP LLC invested in the QF-REIT along with the other LLC Investors. As part of the Quadrant Strategy's restructuring, ABP LLC's interests in the QF-REIT have been redeemed, and its separately managed portfolio will now reflect holdings of both the Fund's and the QF-REIT's portfolios.

      In purchasing and selling investments on behalf of the Fund and ABP LLC, the Advisor aggregates purchases in a manner consistent with the Advisor's duty to seek best execution. Neither the Fund nor ABP LLC is favored over the other. The Fund and ABP LLC participate at the average share price for all the transactions in a security on a particular day. The Advisor allocates all purchases to each of the Fund and ABP LLC prior to entering into an aggregated transaction. Allocations are generally pro-rata, based upon the size of the portfolio, but may be varied based upon regulatory limitations imposed on a portfolio. The Advisor does not receive any additional compensation as a result of the aggregation of purchases and sales of the Fund and ABP LLC.

                                  RISK FACTORS

      An investment in the Fund and in the Quadrant Strategy involves significant risks, including substantial illiquidity of your investment, significant lack of diversification and potential conflicts of interest. The Fund will be managed along side the QF-REIT as a part of the Quadrant Strategy. As such, Shareholders who invest in the Fund on a stand-alone basis may not receive the maximum benefit of investment decisions made in furtherance of the Quadrant Strategy. Investors should carefully review and consider the risk factors described in this Memorandum prior to making an investment.

      The net asset value of the Fund's Shares will fluctuate with and be affected by, among other things, credit risk, interest rate risk, bond market risk, prepayment risk, leverage risk and risks associated with interest rate swaps and other hedging transactions. In addition, an investment in Shares will be subject to discount risk, economic sector risk and inflation risk. Each of these risks is more fully described below.

      Closed-end fund shares frequently tend to trade at a discount from net asset value, which creates a risk of loss for investors purchasing shares in the initial public offering. This will not be an issue for the Fund because the Shares will not be publicly traded.

      The following are principal risks for the Fund:

                  RISKS OF INVESTING IN THE REAL ESTATE SECTOR

ECONOMIC SECTOR RISK

      Under normal market conditions, the Fund will be fully invested in Real Estate Equity Securities, Real Estate Fixed Income Securities, Real Estate Private Equity and Real Estate Private Debt. This may make the Fund more susceptible to adverse economic, political or regulatory occurrences that affect real estate, and may increase the potential for fluctuation in the net asset value of the Fund's Shares.

REAL ESTATE MARKET RISK

      There are special risks associated with investing in the real estate industry, including:

      GENERAL REAL ESTATE RISKS. Real property investments are subject to varying degrees of risk. The yields available from investments in real estate depend on the amount of income and capital appreciation generated by the related properties. Income and real estate values may also be adversely affected by such factors as applicable laws (e.g., Americans with Disabilities Act and tax laws), interest rate levels, and the availability of financing. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate company to make payments of any interest and principal on its debt securities or dividends on its equity securities will be adversely affected. In addition, real property may be subject to the quality of credit extended and defaults by borrowers and tenants. The performance of the economy in each of the regions in which the real estate owned by the portfolio company is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. The financial results of major local employers also may have an impact on the cash flow and value of certain properties. In addition, real estate investments are relatively illiquid and, therefore, the ability of real estate companies to vary their portfolios promptly in response to changes in economic or other conditions is limited. A real estate company may also have joint venture investments in certain of its properties, and consequently, its ability to control decisions relating to such properties may be limited.

      Real property investments are also subject to risks which are specific to the investment sector or type of property in which the real estate companies are investing.

      RETAIL PROPERTIES. Retail properties are affected by the overall health of the economy. A retail property may be adversely affected by the growth of alternative forms of retailing, bankruptcy, decline in drawing power, a shift in consumer demand due to demographic changes and/or changes in consumer preference (for example, to discount retailers) and spending patterns.

      A retail property may also be adversely affected if an anchor or significant tenant ceases operation at such location, voluntarily or otherwise. Certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.

      OFFICE PROPERTIES. Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of reletting space. In addition, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risks of such an adverse effect are increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      HOTEL PROPERTIES. The risks of hotel properties include, among other things, the necessity of a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels, increases in operating costs (which increases may not necessarily be offset in the future by increased room rates), dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel, changes to regulation of operating liquor and other licenses, and adverse effects of general and local economic conditions. Due to the fact that hotel rooms are generally rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.

      Also, hotels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchiser, the manager or the operator. On the other hand, it may be difficult to terminate an ineffective operator of a hotel property subsequent to a foreclosure of such property.

      HEALTHCARE PROPERTIES. Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations; continued availability of revenue from government reimbursement programs (primarily Medicaid and Medicare); and competition in terms of appearance, reputation, quality and cost of care with similar properties on a local and regional basis.

      These governmental laws and regulations are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. Changes may also be applied retroactively and the timing of such changes cannot be predicted. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursement. In addition, in the event that a tenant is in default on its lease, a new operator or purchaser at a foreclosure sale will have to apply in its own right for all relevant licenses if such new operator does not already hold such licenses. There can be no assurance that such new licenses could be obtained, and consequently, there can be no assurance that any healthcare property subject to foreclosure will be disposed of in a timely manner.

      MULTIFAMILY PROPERTIES. The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of management to provide adequate maintenance and insurance, types of services provided by the property, the level of mortgage rates, presence of competing properties, the relocation of tenants to new projects with better amenities, adverse economic conditions in the locale, the amount of rent charged, and oversupply of units due to new construction. In addition, multifamily properties may be subject to rent control laws or other laws affecting such properties, which could impact the future cash flows of such properties.

      COMMUNITY CENTERS. Community center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. In some cases, a tenant may have a significant number of leases in one community center and the filing of bankruptcy could cause significant revenue loss. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

      SELF-STORAGE PROPERTIES. The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns, and adverse effects of general and local economic conditions in general with respect to rental rates and occupancy levels.

INSURANCE ISSUES

      Certain real estate companies may have disclosed that they carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. However, such insurance is not uniform among real estate companies. Moreover, there are certain types of extraordinary losses that may be uninsurable, or not economically insurable. Certain of the properties may be located in areas that are subject to earthquake activity for which insurance may not be maintained. Should a property sustain damage as a result of an earthquake, even if the real estate company maintains earthquake insurance, it may incur substantial losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should any type of uninsured loss occur, the real estate company could lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, would adversely affect Fund's investment performance.

ENVIRONMENTAL ISSUES

      In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a real estate company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions on the Shares could be reduced.

UNFORESEEN EVENTS

      As a result of the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001, some of the U.S. securities markets were closed for a four-day period. These terrorist attacks and related events may have long-term effects on U.S. and world economies and markets. These long-term effects may include changes in default rates, property values, rental income and access to insurance coverage. These changes may lag behind general economic conditions. In the future, disruptions of the financial markets could also impact interest rates, secondary trading, ratings, credit risk, inflation and other factors relating to the Shares. The value of real estate is particularly susceptible to acts of terrorism and changes in foreign or domestic economic and political conditions.

                           RISKS OF INVESTING IN DEBT

BOND MARKET RISK

      A risk of investing in the bond market is that the yield spreads of the Fund's securities, or yield differentials between the Fund's securities and Treasury or Agency securities with comparable maturities, may widen, causing the Fund's assets to underperform Treasury and Agency securities. The amount of public information available about the Real Estate Fixed Income Securities in the Fund's portfolio is generally less than that for corporate equities or bonds, and the investment performance of the Fund may therefore be more dependent on the analytical capabilities of the Advisor than if the Fund were a stock Fund or corporate bond Fund. The secondary market for certain types of Real Estate Fixed Income Securities may be less well-developed or liquid than many other securities markets, which may adversely affect the Fund's ability to sell its bonds at attractive prices.

CREDIT RISK

      Credit risk is the risk that one or more securities in the Fund's portfolio will (1) decline in price due to deterioration of the issuer's or underlying pool's financial condition or other events or (2) fail to pay interest or principal when due. The Fund may invest up to 75% of its total assets in securities that are rated BB, Ba or B or are unrated. The Fund may invest up to 5% of total assets in unrated CMBS that represent the lowest tier of subordination from the cash flows of a pool of mortgage loans and that are considered to be of credit quality below securities rated "B." The Fund will not invest in securities that at the time of purchase are in default.

      Under normal market conditions, the Fund will invest to a significant degree in subordinated classes of CMBS. Subordinated classes are entitled to receive repayment of principal only after all such required principal payments have been made to more senior classes, and also have subordinated rights as to receipt of interest distributions. Such subordinated classes are subject to a greater degree of non-payment than are senior classes. In addition, in certain market conditions, the market for subordinated classes of CMBS may not be as liquid as for other fixed income securities.

      In general, lower rated CMBS carry a greater degree of risks associated with negative developments, such as a general economic downturn or an increase in delinquencies in the pool of underlying mortgages that secure an CMBS, than higher grade CMBS. Accordingly, the prices of these lower grade bonds are more sensitive to negative developments than are the prices of higher grade securities. Bonds of below investment grade quality are predominantly speculative with respect to the issuer's or pool's capacity to pay interest and repay principal when due and therefore involve a greater risk of default.

INTEREST RATE RISK

      The value of debt securities tend to fall as interest rates rise. In addition, such securities that have longer maturities tend to fluctuate more in price in response to changes in market interest rates. A decline in the prices of the portfolio securities owned by the Fund would cause a decline in the Fund`s net asset value.

      Generally, fixed-rate Real Estate Fixed Income Securities may decrease in value when interest rates rise and increase in value when interest rates fall. Generally, floating rate securities are not sensitive to interest rates in the same manner. Floating-rate Real Estate Fixed Income Securities will generally retain their value as interest rates rise and fall, except to the extent that rising or falling interest rates impact yield spread. Changes in interest rates may impact the overall economy and therefore result in changes to yield spreads (as discussed above).

      To the extent the Fund holds fixed rate securities, the values of the longer-term bonds fluctuate more in response to changes in interest rates than do the values of shorter-term bonds. Conversely, the values of the non-investment grade fixed-rate bonds are less likely than those of investment grade bonds to fluctuate inversely with changes in interest rates. The Fund's use of leverage, as described below, will tend to increase the interest rate risk of the Shares.

INFLATION RISK

      Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions can decline.

                    RISKS OF THE FUND'S PORTFOLIO INVESTMENTS

COMMERCIAL MORTGAGE-BACKED SECURITIES

      Investments in CMBS involve the credit risk of delinquency and default. Delinquency refers to interruptions in the payment of interest and principal. Default refers to the potential for unrecoverable principal loss from the sale of foreclosed property. These risks include the risks inherent in the commercial mortgage loans which support such CMBS and the risks associated with direct ownership of real estate. This may be especially true in the case of CMBS secured by, or evidencing an interest in, a relatively small or less diverse pool of commercial mortgage loans. The factors contributing to these risks include the effects of general and local economic conditions on real estate values, the conditions of specific industry segments, the ability of tenants to make lease payments and the ability of a property to attract and retain tenants, which in turn may be affected by local conditions such as oversupply of space or a reduction of available space, the ability of the owner to provide adequate maintenance and insurance, changes in management of the underlying commercial property, energy costs, government regulations with respect to environmental, zoning, rent control, bankruptcy and other matters, real estate and other taxes, and prepayments of the underlying commercial mortgage loans (although such prepayments generally occur less frequently than prepayments on residential mortgage loans).

      While the credit quality of the securities in which the Fund invests will reflect the perceived appropriateness of future cash flows to meet operating expenses, the underlying commercial properties may not be able to continue to generate income to meet their operating expenses (mainly debt services, lease payments, capital expenditures and tenant improvements) as a result of any of the factors mentioned above. Consequently, the obligors under commercial mortgages may be unable to make payments of principal and interest in a timely fashion, increasing the risk of default on a related CMBS. In addition, the repayment of the commercial mortgage loans underlying CMBS will typically depend upon the future availability of financing and the stability of real estate property values.

      Most commercial mortgage loans are non-recourse obligations of the borrower, meaning that the sole remedy of the lender in the event of a default is to foreclose upon the collateral. As a result, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the loan and not against the borrower's other assets. If borrowers are not able or willing to refinance or dispose of the property to pay the principal balance due at maturity, payments on the subordinated classes of the related

CMBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes may only be determined after a foreclosure of the mortgage encumbering the property and if the mortgagee takes title to the property upon liquidation of the property. Factors such as the title to the property, its physical conditions and financial performance, as well as governmental disclosure requirements with respect to the condition of the property, may make a third party unwilling to purchase the property at a foreclosure sale or for a price sufficient to satisfy the obligations with respect to the related CMBS. The condition of a property may deteriorate during foreclosure proceedings. Certain obligors on underlying mortgages may become subject to bankruptcy proceedings, in which case the amount and timing of amounts due under the related CMBS may be materially adversely affected.

      In general, any losses on a given property, the lien on which is included in a CMBS, will be absorbed first by the equity holder of the property and then by the "first loss" subordinated security holder to the extent of its principal balance. Because the Fund intends to invest in both senior classes and subordinated classes of CMBS, in the event of default of the equity support, any debt classes junior to those in which the Fund invests will bear losses prior to the Fund. However, there can be no assurance that the Fund will be able to recover all of its investments in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline, the Fund may bear significant losses.

      The Fund also may create or acquire interest only classes of CMBS ("IOs"), which are classes of CMBS that are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage collateral. Yield on IOs may be adversely affected by interest rate changes. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase. If the rate of prepayments occurs faster than anticipated, then the yield on IOs will be affected adversely. The Fund also may create or acquire Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral.


COMMERCIAL MORTGAGE LOANS

      Commercial mortgage loans generally lack standardized terms, which may complicate their structure. Commercial properties themselves tend to be unique and are more difficult to value than single family residential properties. Commercial mortgage loans also tend to have shorter maturities than residential mortgage loans and may not be fully amortizing, meaning that they may have a significant principal balance, or "balloon," due on maturity.

      The timely payment of interest and principal on a commercial mortgage loan is secured by an income producing property and, therefore, is dependent upon performance and payments by the lessees under the related leases and the successful operation of the underlying property, rather than its liquidation value. If the net operating income from the underlying property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the commercial mortgage loan may be impaired. Furthermore, the liquidation value of the property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the borrower's, the lender's or the property manager's control. Additionally, the borrower may be obligated to cause standard hazard insurance to be maintained with respect to an underlying property. Insurance with respect to extraordinary hazards such as earthquakes is not always required, and insurance may not be available (or is available only at prohibitively expensive rates) with respect to many other risks, including those listed above. In addition, there is no assurance that any loss incurred will not exceed the limits of policies obtained.

      In addition, the borrower's ability to make payments in respect of a commercial mortgage loan largely depends on the ability of tenants to perform under their rental obligations under existing leases and the ability of the borrower to continue to lease a substantial portion of the property upon terms which do not adversely affect the property's cash flow. As the leases expire or lessees default, the demand for, and supply of, rental space in general, from time to time, may affect the property's occupancy rate and the rental rates obtained and concessions, if any, granted on new leases or re-leases of space, which may cause fluctuations in the cash flow from the operation of the property. Such fluctuations may affect the amount and timing of payments on the commercial mortgage loan.

      Furthermore, commercial mortgage loans with balloon payments involve a greater degree of risk of payment because the ability of a borrower to make a balloon payment will depend upon its ability to either refinance the loan or to sell the related property. The ability and desire of the borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the physical and financial condition and operating history of the property, tax laws, prevailing general economic and market conditions and the availability of credit for commercial real estate projects, generally. In addition, the value of commercial properties depends, in part, on the fitness of such properties for a particular purpose. Thus, no assurance can be given that other parties will find such property sufficient for the purpose for which it is currently being used.

MEZZANINE LOANS

      Investments in Mezzanine Loans involve similar risks associated with investments in real estate and subordinated mortgage investments. Such risks which are commonly associated with the general and local economic conditions affecting the real estate market and the credit risks of delinquency and default are discussed in "Risk Considerations--Commercial Mortgage-Backed Securities" and "Risk Considerations--Commercial Mortgage Loans" above.

HIGH RISK, HIGH YIELD SECURITIES

      Generally, lower rated or unrated (high risk, high yield) securities of equivalent credit quality offer a higher return potential than higher rated securities but involve greater volatility of price and greater risk of loss of income and principal, including the possibility of a default or bankruptcy of the issuers, servicers or originators of such securities, or the underlying collateral. Lower rated securities and comparable unrated securities will likely have larger uncertainties or major risk exposure to adverse conditions and are predominantly speculative investments. The occurrence of adverse conditions and uncertainties would likely reduce the value of securities held by the Fund, with a commensurate effect on the value of the Fund's shares.

      While the market values of lower rated securities and unrated securities of equivalent credit quality tend to react less to fluctuations in interest rate levels than do those of higher-rated securities, the market value of certain of these lower rated securities also tend to be more sensitive to changes in economic conditions including, unemployment rates, inflation rates and negative investor perception than higher-rated securities. In addition, lower rated securities and unrated securities of equivalent credit quality generally present a higher degree of credit risk.

      The Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.

      In general, the ratings of the rating agencies represent the opinions of these agencies as to the quality of securities that they rate. Such ratings, however, are relative and subjective, and are not absolute standards of quality and do not evaluate the market value risk of the securities. It is possible that an agency might not change its rating of a particular issue to reflect subsequent events. These ratings will be used by the Fund as data in the selection of portfolio securities, but the Fund also will rely upon the independent advice of the Advisor to evaluate potential investments.

      In order to calculate the average credit quality of the Fund, the Fund will assign sequential numbers to each of the 7 rating categories from AAA (Aaa) to Unrated, with the interim categories of + (1) or - (3) resulting in a +0.3 or -0.3, respectively. The value of each instrument will be multiplied by the rating equivalent number assigned to its lowest rating, sum all of such products, divide the aggregate by the net asset value of the Portfolio and convert the number back to its equivalent rating symbol. All securities rated less than B-, shall have the same rating number.

REITS

      REITs are subject to a highly technical and complex set of provisions in the Code. It is possible that the Fund may invest in a real estate company which purports to be a REIT but which fails to qualify as a REIT. In the event of any such unexpected failure to qualify as a REIT, the purported REIT would be subject to corporate-level taxation, significantly reducing the return to the Fund on its investment in such company. REITs could possibly fail to qualify for tax-free pass-through of income under the Code, or to maintain their exemptions from registration under the 1940 Act.

SMALLER COMPANIES

      Even the larger REITs tend to be small to medium-sized companies in comparison to many industrial and service companies. As of March 31, 2004, according to the National Association of Real Estate Investment Trusts ("NAREIT"), the market capitalization of REITs ranged in size from approximately $3.3 million to approximately $11.6 billion.

COMMON STOCK

      While common stock has historically generated higher average returns than fixed income securities, common stock has also experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of common stock held by the Fund. Also, the price of common stock is sensitive to general movements in the stock market. A drop in the stock market may depress the price of common stock held by the Fund.


CONVERTIBLE SECURITIES

      The Fund may also invest in convertible securities of real estate companies. The market value of convertible securities may tend to decline as interest rates increase and, conversely, may tend to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

SUBORDINATED SECURITIES

      The Fund may invest in subordinated certificates. Credit enhancement in the form of subordination provides for the issuance of a senior class of certificates which are generally rated at least AA/Aa by any of the rating agencies (as referred to above and in APPENDIX A) and one or more classes of subordinated certificates which bear ratings lower than the senior certificates or are non-rated. Holders of either the senior or the subordinated certificates will ordinarily be entitled to a pro-rata share of distributions of principal and interest. However, in the event that delinquencies and defaults on the underlying loans or leases cause a shortfall in the distributions to the senior certificates, distributions otherwise payable to the subordinated certificates will be distributed to the senior certificates to the extent required. The characteristics of the loans and other credit enhancement features will determine the size of the subordinated interest required to obtain the desired rating on the senior securities.

      To compensate for the greater risk of loss on, and illiquidity of, the subordinated certificates, the yields on subordinated certificates are generally substantially higher than those available on senior certificates. To the extent that actual delinquency and loss experience is greater than anticipated, the return on the subordinated certificates will be adversely affected and, in extreme cases, all or a portion of the principal could be lost; to the extent that such experience is more favorable than anticipated, the return on the subordinated certificates will be increased.

RESTRICTED AND ILLIQUID SECURITIES

      Liquidity relates to the ability of the Fund to readily dispose of securities and the price to be paid therefore, but does not relate to credit risk or the likelihood of receipt of cash at maturity. Illiquid securities are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. If it qualifies, the Fund may purchase certain restricted securities eligible for sale to qualified institutional buyers as contemplated by Rule 144A under the 1933 Act or restricted securities eligible for sale to institutional accredited investors under Regulation D under the 1933 Act.

                         RISKS OF STRATEGIC TRANSACTIONS

REPURCHASE AGREEMENTS

      The Fund may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by the Fund from a third party with the commitment that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Fund is authorized to invest. Repurchase agreements may be characterized as loans by the Fund to the other party to the agreement that are secured by the underlying securities. Repurchase agreements facilitate portfolio management and allow the Fund to earn additional revenue. The Fund may enter into repurchase agreements with (i) member banks of the Federal Reserve System having total assets in excess of $500 million and (ii) securities dealers, provided that such banks or dealers meet the credit worthiness standards established by the Advisor ("Qualified Institutions"). The Advisor will monitor the continued credit worthiness of Qualified Institutions. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral will be marked to market daily. Such agreements permit the Fund to keep all of its assets earning interest while retaining overnight flexibility in pursuit of investments of a longer-term nature.

      The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Fund's ability to dispose of the underlying securities may be restricted. Also, it is possible that the Fund may not be able to substantiate its interest in the underlying securities. To minimize this risk, the securities underlying the repurchase agreement will be held by a custodian at all times in an amount at least equal to the repurchase price, including accrued interest. If the seller fails to repurchase the securities, the Fund may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase prices.

LENDING OF SECURITIES

      The Fund may lend its portfolio securities to Qualified Institutions. By lending its portfolio securities, the Fund attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Fund.

      The Fund will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 50 % of the value of the Fund's total assets (including such loans). All relevant facts and circumstances, including the credit worthiness of the Qualified Institution, will be monitored by the Advisor, and will be considered in making decisions with respect to lending of securities, subject to review by the Board. The Fund may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and their reasonableness is determined by the Board.

BORROWING

      The Fund may borrow from banks or through repurchase agreements in amounts up to one-third of total assets and pledge some assets as collateral. The Fund will pay interest on borrowed money and may incur other transaction costs. These expenses can exceed the income received or capital appreciation realized by the Fund from any securities purchased with borrowed money. Further, the Fund may invest in securities with borrowed money which lose value, thereby increasing the amount of loss incurred by an investor. In times of volatile markets, a sudden drop in the value of the assets of the Fund may cause the Fund to violate agreed upon credit maintenance ratios. This could result in a default under such loan agreements causing an early call of a loan and/or the payment of penalties to the lender; thereby causing a loss of income and/or principal to investors in the Fund. The Fund will only borrow when the Advisor believes that such borrowings will benefit the Fund after taking into account considerations such as interest income and possible gains or losses upon liquidation.

HEDGING TRANSACTIONS

      The Fund may, but will not be obligated to, enter into various hedging transactions, such as interest rate swaps and the purchase or sale of interest rate collars, caps and floors, to preserve a return or spread on a particular investment within the portfolio or its entire portfolio and to manage the effective maturity or interest rate sensitivity of its portfolio. Hedging transactions may also be used to protect any unrealized gains in the value of the Fund's portfolio securities, to facilitate the sale of such securities or to establish a position in the securities markets as a temporary substitute for purchasing particular securities. Any, all or none of these techniques may be used at any time. There is no particular strategy that requires use of one technique rather than another. Use of any particular hedging transaction is a function of the overall strategy adopted by the Fund and market conditions. Further hedging transactions may be used by the Fund in the future as they are developed or deemed by the Board to be appropriate and in the best interest of investors in the Fund. The Fund may not be able to hedge some of its investments due to the cost or lack of availability of a hedging transaction. The Fund intends to use these transactions as a hedge against market fluctuations and to manage the duration of the Fund's investments and not as speculative investments. The Fund may also purchase and sell (or write) options on securities or indices of securities and may purchase or sell futures contracts or options on futures contracts, as described below.

      The Fund may employ a variety of hedging transactions as described below and there can be no assurance that any such transaction used will succeed. The principal risks relating to the use of hedging transactions are: (a) possible imperfect correlation between changes in the value of the hedging instrument and the changes in the market value of the underlying securities; (b) possible lack of a liquid secondary market for closing out or offsetting a hedging position;
(c) losses on hedging positions resulting from general movements in securities prices or interest rate movements not anticipated by the Advisor, and (d) the possibility that the Fund could be obligated to pay variation margin on a hedging position at a time when it would be disadvantageous to do so. While the use of hedging transactions should tend to minimize the risk of loss resulting from a decline in the value of hedged portfolio securities, these transactions will tend to limit any potential that could result from an increase in the value of these securities. Such transactions also are subject to the risk that, if the Advisor is incorrect in its forecast of interest rates, market values or other economic factors affecting such a transaction, the Fund would have been better off if it had not entered into the transaction.

      CALLS AND PUTS ON SECURITIES AND RELATED OPTIONS. The Fund may engage in various put and call transactions. The Fund may hedge through the use of call options ("calls") on U.S. Treasury securities and CMBS that are traded on U.S. securities exchanges and in U.S. over-the-counter markets. The Fund may purchase and sell calls on these securities or indices thereof. Sales of calls will be "covered" while the call is outstanding (i.e., the seller owns the securities subject to the call or other securities acceptable for applicable escrow requirements). Some contracts are "cash settled" (i.e., the seller pays the difference between the call and market price in cash when the market price is higher). Cash-settled calls also may be covered. The Fund does not intend to sell any cash-settled calls that are not covered. If a call sold by the Fund is exercised, the Fund forgoes any possible profit from an increase in the market price of the underlying security over the exercise price.

      The Fund may hedge through the use of put options ("puts") that relate to U.S. Treasury securities and CMBS (whether or not it holds such securities in its portfolio) or on indices of securities. The Fund may purchase puts on these securities and may also sell puts on these securities or indices if such puts are secured by segregated liquid assets. The Fund will not sell puts if, as a result, more than 50% of the Fund's assets would be required to be segregated liquid assets. In selling puts, there is a risk that the Fund may be required to buy the underlying security at a disadvantageous price.

      A put option gives the purchaser of the option the right to sell and the writer, if the purchaser exercises his right, the obligation to buy the underlying security at the exercise price during the option period. A call option gives the purchaser of the option the right to buy and the writer, if the purchaser exercises his right, the obligation to sell the underlying security at the exercise price during the option period. The Fund is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC Options").

Listed options are issued by the Options Clearing Corporation ("OCC") which guarantees the performance of the obligations of the parties to such options.

      The purchaser of an option risks losing his entire investment in a short period of time. If an option is not sold while it has remaining value, or if during the life of an option the underlying security does not appreciate, in the case of a call option, or depreciate, in the case of a put option, the purchaser of such option may lose his entire investment. On the other hand, given the same market conditions, if the potential purchaser of a call option purchases the underlying security directly instead of purchasing a call option or if the potential purchaser of a put option decides not to purchase the put option but to sell the underlying security, such potential option purchaser might have less of a loss. An option purchaser does not have the choice of "waiting out" an unexpected decrease or increase in the underlying securities' price beyond the expiration date of the option. The more that an option is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the option will lose all or part of his investment. Further, except where the value of the remaining life of an option may be realized in the secondary market, for an option purchase to be profitable, the market price of the underlying interest must exceed or be below the exercise price by more than the premium and transaction costs paid in connection with the purchase of the option and its sale or exercise.

      The writer of an option assumes an obligation to deliver or purchase the underlying interest represented by the option upon the assignment to him of an exercise notice. The writer is subject to being assigned an exercise notice at any time after he has written the option until the option expires or until he has closed out his position by the offsetting purchase of an identical option.

      The Fund's ability to close out its position as a writer or purchaser of an exchange-listed option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange;
(iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities;
(iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options) in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC Options are purchased from or sold to dealers or financial institutions which have entered into direct agreement with the Fund. With OTC Options, such variables as expiration date, exercise price and premium will be agreed upon between the Fund and the transacting dealer, without the intermediation of a third party such as the OCC. If the transacting dealer fails to make or take delivery of the securities underlying an option it has written, in accordance with the terms of that option as written, the Fund would lose the premium paid for the option as well as any anticipated benefit of the transaction. OTC Options and their underlying securities may be considered illiquid. The Fund will engage in OTC Option transactions only with primary United States Government securities dealers recognized by the Federal Reserve Bank of New York.

      The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

      FUTURES CONTRACTS AND RELATED OPTIONS. The Fund may buy or sell financial futures contracts or purchase options on such futures as a hedge against anticipated interest rate changes. A futures contract sale creates an obligation by the Fund, as seller, to deliver the specified type of financial instrument called for in the contract at a specified future time for a specified price or, in "cash settlement" futures contracts, to pay to (or receive from) the buyer in cash the difference between the price in the futures contract and the market price of the instrument on the specified date, if the market price is higher (or lower, as the case may be). Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

      Typically, an investment in a futures contract requires the Fund to deposit with the applicable exchange or other specified financial intermediary as security for its obligations an amount of cash or other specified debt securities which initially is 1% to 5% of the face amount of the contract and which thereafter fluctuates on a periodic basis as the value of the contract fluctuates. An investment in options involves payment of a premium for the option without any further obligation on the part of the Fund.

      The variable degree of correlation between price movements of futures contracts and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Fund's position. In addition, futures and futures option markets may not be liquid in all circumstances. As a result, in volatile markets, the Fund may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these contracts should tend to minimize the risk of loss due to a decline in the value of the hedge position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. The ability of the Fund to hedge successfully will depend on the Advisor's ability to forecast pertinent market movements, which cannot be assured. Finally, the daily deposit requirements in futures contracts create an ongoing greater potential financial risk than do options purchased by the Fund, where the exposure is limited to the cost of the initial premium. Losses due to hedging transactions will reduce net asset value. Income earned by the Fund from its hedging activities generally will be treated as capital gains.

      INTEREST RATE TRANSACTIONS. Interest rate swaps involve the exchange with another party of commitments to pay or receive interest (i.e., an exchange of floating rate payments for fixed rate payments). The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. An interest rate collar combines the elements of purchasing a cap and selling a floor. The collar protects against an interest rate rise above the maximum amount but gives up the benefits of an interest rate decline below the minimum amount. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. If there is a default by the other party to such a transaction, the Fund may have contractual remedies pursuant to the agreements related to the transactions.

      The Fund may enter into interest rate transactions to preserve a return or spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, to effectively fix the rate of interest that it pays on one or more borrowings or series of borrowings or to manage the effective maturity or interest rate sensitivity of its portfolio. The Fund would use these transactions as a hedge and not as a speculative investment. Interest rate transactions are subject to risks comparable to those described above with respect to other hedging strategies.

      The Fund may enter into interest rate swaps, caps, collars and floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments) Inasmuch as these interest rate transactions are entered into for good faith hedging purposes, and inasmuch as segregated accounts will be established with respect to such transactions, the Advisor and the Fund believe such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements, with respect to each interest rate swap, will be accrued on a daily basis and an amount of cash, U.S. Government securities or other liquid high grade debt obligations having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by a custodian that satisfies the requirements of the 1940 Act. The Fund also will establish and maintain such segregated accounts with respect to its total obligations under any interest rate swaps that are not entered into on a net basis and with respect to any interest rate caps, collars and floors that are written by the Fund.

      The Fund will enter into interest rate transactions only with banks and recognized securities dealers believed by the Advisor to present minimal credit risks in accordance with guidelines established by the Board. If there is a default by the other party to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction.

      TOTAL RATE OF RETURN SWAP TRANSACTIONS. Total rate of return swap transactions involve risks that are similar to those of interest rate swaps, and also involve additional risks. The total rate of return of a published index or basket of bonds may exhibit substantial volatility. The total rate of return of an index in any given period may be positive or negative, and if it is negative and the Fund is receiving the total rate of return of that index in its part of the swap agreement, the Fund would be required to make a payment to the counterparty in addition to that required on the other, generally floating rate, part of the swap agreement. Also, the index on which the swap is based may cease to be published, or unusual market conditions in the basket of bonds on which the swap is based may prevent the index total rate of return from being calculated, in which case other provisions in the swap agreement may be invoked which could cause the Fund to lose some of the anticipated benefit from the swap, or otherwise reduce the Fund's return.

                          RISKS PARTICULAR TO THE FUND

RECENTLY ORGANIZED

      The Fund is a recently organized, non-diversified, closed-end management investment company with a limited operating history.

NON-DIVERSIFIED

      As a non-diversified investment company, the Fund is not subject to any statutory restriction under the 1940 Act with respect to investing its assets in one or relatively few issuers. Non-diversification may present greater risks for the Fund than in the case of a diversified company. However, the Fund intends to qualify as a "regulated investment company" under the Code. The Fund will be restricted in that at the close of each quarter of the taxable year, at least 50% of the value of its total assets must be represented by cash items (including receivables), U.S. Government securities, regulated investment company securities and other securities, limited in respect of any one issuer to not more than 5% in value of the total assets of the Fund and to not more than 10% of the outstanding voting securities of such issuer. In addition, at the close of each quarter of any taxable year, not more than 25% in value of the Fund's total assets may be invested in securities (other than securities of regulated investment companies or U.S. Government Securities) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same or similar or related trades or business. The limitations described in this paragraph regarding qualification under the Code as a "regulated investment company" are not fundamental policies and may be revised to the extent applicable federal income tax requirements are revised. See "Taxation."

ILLIQUIDITY

      Although the Quadrant Strategy is intended to be a liquid investment as compared to other real estate investments, there is nonetheless a substantial risk of illiquidity in the Fund because no public trading market exists. In order to provide some liquidity in the Fund, a Shareholder may request that the Fund repurchase its Shares. No Shareholder will have the right to require the Fund to repurchase its Shares. Even if the Board determines that it will make a tender offer for the Shares, the tender offer process will take, at a minimum, 45 days, and may be extended in the sole discretion of the Board. In addition, no public market exists for the Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of the tender offer process.

QUADRANT STRATEGY

      In addition to the Fund's illiquidity risk described above, there is additional risk of substantial illiquidity of your investment in the Fund if your investment is made as part of the Quadrant Strategy. For investors in the Quadrant Strategy, redemptions will only be permitted for shares of the QF-REIT (whether held directly or through the QF-LLC) to the extent that the Fund is able to and does repurchase tendered Shares of the Fund. If the Fund is able to repurchase only a portion of an investor's Shares of the Fund during a tender offer, the QF-REIT will redeem the same proportion of that investor's shares in QF-REIT.

      However, investors that do not invest in the Fund as part of the Quadrant Strategy, and instead invest in the Fund on a stand-alone basis, may not receive the maximum benefit of investment decisions made in furtherance of the Quadrant Strategy.

RESCISSION OFFER

      The Fund is in the process of offering to rescind the sale of Shares to investors who acquired their Shares prior to January 24, 2005. It is possible that an investor with a substantial amount of Shares could accept the offer to rescind the sale of their Shares. In that case, the Fund would be required to liquidate a substantial amount of its portfolio. This could have a material adverse effect on the remaining Shareholders.

GMACCM RELATIONSHIP

      GMACCM is one of the largest commercial mortgage bankers in the United States. Because of its relationship with GMACCM, the Fund is prohibited from purchasing any securities (i) in an initial issuance from GMACCM and its affiliates, or (ii) in which GMACCM acts as principal underwriter or distributor. Any GMACCM securities purchased by the Fund will be purchased in the secondary market. This limitation is mitigated because the Fund can acquire those securities in the secondary market. The Advisor believes that this will not interfere with the Quadrant Strategy or the investment management of the Fund.

POTENTIAL SALE OF GMAC COMMERCIAL HOLDING CORP.

       General Motors Acceptance Corporation is engaged in discussions with a consortium of investors regarding a sale of a majority stake in GMAC Commercial Holding Corp., which is the indirect parent of the Advisor. No assurance can be given as to the likelihood, nature or timing of any such transaction.

       The Fund depends significantly upon the Advisor and upon its key personnel. No assurance can be made that the circumstances described above will not result in changes in the structure, operations or personnel of the Advisor or as to the impact that any such changes may have upon the Fund.


REGULATORY CONCERNS

      Since its inception, the Fund has experienced a variety of regulatory issues. The Fund's Advisor has worked to resolve these issues, including by making the Rescission Offer. The Fund believes that these measures have resolved its regulatory issues, however it is unable to predict whether the SEC will in the future bring action against the Fund. If it were to do so, such action could have a material adverse effect on the Shareholders.

DIVIDENDS AND DISTRIBUTIONS

      Subject to market conditions, the Fund seeks to provide its Shareholders with a relatively stable level of dividends per Share paid from net investment income. The Board may, in its sole discretion, change the Fund's current dividend policy in response to market or other conditions. The Fund's ability to maintain a stable level of dividends is a function of the yield generated by the Fund's investments, which depends on market conditions at the time those investments are made and on the performance of those investments.

      All or substantially all capital gains, if any, will be distributed at least once per year. "Net investment income," as used above, includes all dividends, interest and other income earned by the Fund on its portfolio holdings, net of the Fund's expenses. Quarterly notices will be provided in accordance with Section 19(a) of the 1940 Act.

      The Fund will not be permitted to declare dividends or other distributions with respect to the Shares or purchase Shares unless at the time thereof the Fund meets certain asset coverage requirements, including those imposed by the 1940 Act. Failure to pay dividends or other distributions could result in the Fund ceasing to qualify as a regulated investment company under the Code.

PORTFOLIO TURNOVER

      The Fund may engage in portfolio trading when considered appropriate, but short-term trading will not be used as the primary means of achieving the Fund's investment objectives. Although the Fund cannot accurately predict its portfolio turnover rate, it is not expected to exceed 100% of the entire portfolio annually under normal market conditions. However, there are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when, in the opinion of the Advisor, investment considerations warrant such action. A higher turnover rate results in correspondingly greater transactional expenses which are borne by the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to Shareholders, may be taxable as ordinary income. See "Portfolio Transactions and Brokerage."

DISCLOSURE

      The Fund must disclose the names and addresses of all Shareholders holding more than 5% of the Fund's securities in its filings with the SEC. Such filings are public documents and are published on the SEC's web site.

      Given the above-described investment risks inherent in the Fund, investment in Shares should not be considered a complete investment program and is not appropriate for all investors. You should carefully consider your ability to assume these risks before making an investment in the Fund.

                             MANAGEMENT OF THE FUND

BOARD OF DIRECTORS

      The management of the Fund, including general supervision of the duties performed by the Advisor, is the responsibility of the Board. Until the death of Mr. Leo M. Walsh, the Board consisted of three members ("Directors"), two-thirds of whom were not "interested persons" (as such term is defined in the 1940 Act) ("Disinterested Directors"). The Fund is currently seeking a non-interested person to fill the vacancy on the Board created as a result of Mr. Walsh's death. Election of Directors is non-cumulative; accordingly, holders of a majority of the outstanding Shares may elect all of the Directors. Directors have not yet been compensated for the fiscal year ended January 31, 2005. The Fund plans to pay each Director not affiliated with the Advisor a fee of $7,000 per year, together with annual out-of-pocket expenses relating to attendance at such meetings.

      The Directors of the Fund, their addresses, their ages, their principal occupations for at least the past five years and other information are set forth below.

                                                                           NUMBER OF
                                     TERM OF                               PORTFOLIOS
                                     OFFICE                                 IN FUND
                                       AND                                 COMPLEX(1)
                    POSITION(S)      LENGTH OF                             OVERSEEN
NAME, ADDRESS,       HELD WITH         TIME       PRINCIPAL OCCUPATION(S)      BY              OTHER DIRECTORSHIPS HELD
  AND AGE              FUND           SERVED        DURING PAST 5 YEARS     DIRECTOR       OUTSIDE FUND COMPLEX BY DIRECTOR

DISINTERESTED FUND DIRECTORS
Harald R. Hansen    Director         Elected     Chief Executive Officer        1            Director and/or Trustee of two
                                     for one     (1987-1989) and Chairman                    investment companies advised
                                     year term   (1989-1996) of First Union                  by Hyperion Capital Management,
c/o GMAC                             beginning   National of Georgia;                        Inc. or its affiliates;
Institutional                        October     Executive Vice President -                  Director and Chairman of the
Advisors LLC                         2004        General Banking Group                       Executive Committee of the Georgia
116 Welsh Road                                   (1986 - 1987) of First by                   Commerce Bank; Director of
Horsham, PA                                      National Bank of Georgia.                   Midtown Alliance; Director and
19044                                                                                        Chairman of the U.S. Disabled
                                                                                             Athletes Fund; Trustee and Treasurer
Age 73                                                                                       of the Board of Oglethorpe
                                                                                             University; Trustee and President of
                                                                                             Asheville School; and Trustee of the
                                                                                             J.M. Tull Foundation.

Leo M. Walsh        Director         Elected     Financial Consultant           1            Director and/or Trustee of five
                                     for two     for Medco Health Solutions                  investment companies advised by
c/o GMAC                             year term   Inc. (Formerly Merck-Medco                  Hyperion Capital Management, Inc. or
Institutional                        beginning   Managed Care LLC)                           by its affiliates (1989-2005).
Advisors LLC                         October     (1994-2003).
116 Welsh Road                       2004;
Road                                 served
Horsham, PA                          until
19044                                his
                                     death
Age 72(2)                            on April
                                     17, 2005


DIRECTOR WHO IS AN "INTERESTED PERSON"
Kurt L. Wright(3)   Director         Elected     Senior Vice President and      1            n/a
                                     for three   Managing Director of GMAC
                                     year term   Institutional Advisors, LLC
c/o GMAC                             beginning-  (2000 - Present). Principal
Institutional                        October     at Lend Lease Real Estate
Advisors LLC                         2004        Investments (until 2000).
116 Welsh Road
Horsham, PA
19044

Age 46

   1 The Fund is not part of a complex because it is the only registered investment company advised by the Advisor.

  2 Mr. Walsh passed away on April 17, 2005.

  3 Indicates a director who is an "interested person" within the meaning of the 1940 Act. Kurt L. Wright serves as Chairman of the Board and Senior Vice President of the Advisor. As a result of his service with the Advisor, the Fund considers Mr. Wright to be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.


     There are no family relationships between any of the persons listed on the above table.

COMMITTEES AND MEETINGS

      The Fund has a standing Audit Committee currently consisting of Mr. Harald Hansen, who is a member of the Board and a Disinterested Director of the Fund. Mr. Leo Walsh served as a member and Chairman of the Audit Committee until his death on April 17, 2005. The principal functions of the Fund's Audit Committee are to recommend to the Board the appointment of the Fund's independent accountants, to review with the independent accountants the scope and anticipated costs of their audit and to receive and consider a report from the independent accountants concerning their conduct and the results of the audit, including any comments or recommendations they might want to make in that connection. The Audit Committee did not meet during the last fiscal year.

      The Fund has a Nominating and Compensation Committee, which presently consists of Mr. Harald Hansen. Mr. Leo Walsh served as a member and Chairman of the Nominating and Compensation Committee until his death on April 17, 2005. The function of the Nominating and Compensation Committee is to recommend candidates for election to the Board as Disinterested Directors. The Nominating and Compensation Committee did not meet during the last fiscal year. The Committee will consider nominees recommended by Shareholders. Such recommendations should be submitted in writing to the Secretary of the Fund. The function of the Committee is also to determine the compensation paid to the Disinterested Directors. The Fund does not have an Executive Committee.

DIRECTOR OWNERSHIP

      The following table sets forth, for each Director, the aggregate dollar range of equity securities owned of the Fund as of December 31, 2004. The Fund is not currently part of a complex. No current Director is an "audit committee financial expert", but the Fund is currently seeking a non-interested, audit committee financial expert to fill the vacancy created as a result of Mr. Walsh's death. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

                                                    AGGREGATE DOLLAR RANGE
                                                   OF EQUITY SECURITIES IN
                                                    ALL FUNDS OVERSEEN BY
                                DOLLAR RANGE OF    DIRECTOR OR NOMINEE IN
                               EQUITY SECURITIES    FAMILY OF INVESTMENT
             NAME OF DIRECTOR    IN THE FUND            COMPANIES
             ----------------    -----------            ---------

             Harald R. Hansen        None                 None

             Leo M. Walsh            None                 None
             Kurt L. Wright          None                 None

      As of December 31, 2004, no Disinterested Director or any of his immediate family members owned beneficially or of record any class of securities of the Fund, the Advisor or any person controlling, controlled by or under common control with the Fund or the Advisor.

      During the calendar year ended December 31, 2004 (the first year of the Fund's existence), no Disinterested Director (or his immediate family members) had:

            1. Any direct or indirect interest in the Fund, the Advisor or any person controlling, controlled by or under common control with the Fund or the Advisor;

            2. Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Fund; (ii) another fund managed by the Advisor; (iii) the Fund or the Advisor; (iv) a person controlling, controlled by or under common control with the Fund or the Advisor; or (v) an officer of any of the above; or

            3. Any direct or indirect relationship with (i) the Fund; (ii) another fund managed by Advisor; (iii) the Fund or the Advisor; (iv) a person controlling, controlled by or under common control with the Fund or the Advisor; or (v) an officer of any of the above.

      During the calendar year ended December 31, 2004 (the first year of the Fund's existence), no officer of the Fund, the Advisor or any person controlling, controlled by or under common control with the Fund or the Advisor served on the Board of Directors of a company where a Disinterested Director of the Fund or any of their immediate family members served as an officer.

COMPENSATION OF DIRECTORS
                                    PENSION OR                   TOTAL
                                    RETIREMENT               COMPENSATION
                                     BENEFITS    ESTIMATED     FROM FUND
                                      ACCRUED      ANNUAL      AND FUND
                       AGGREGATE    AS PART OF    BENEFITS     COMPLEX**
NAME OF PERSON AND   COMPENSATION      FUND         UPON        PAID TO
    POSITION          FROM FUND*    EXPENSES*   RETIREMENT*   DIRECTORS*
    --------          ----------    ---------   -----------   ----------

Harald R. Hansen,        None          None         None        $7,000
Director

Leo M. Walsh,            None          None         None       $7,000***
Director

Kurt L. Wright,          None          None         None         None
Director
----------

  * Because the Fund has not completed its first full year since its organization, the information furnished is for the current fiscal year, estimating payments that will be made pursuant to existing agreements or understandings.

 ** The Fund is not part of a complex because it is the only registered investment company advised by the Advisor.

*** This is the amount Leo Walsh estimated to receive pursuant to existing agreements or understandings, but due to his death on April 17, 2005 this amount may be different.

DIRECTORS' LIABILITY

      The Fund's articles of incorporation ("Articles of Incorporation") limit the personal liability of Directors and officers to the Fund and its Shareholders to the fullest extent permitted by Maryland law and the 1940 Act.

      The Articles of Incorporation provide that the Fund will indemnify its Directors and officers against liabilities and expenses in connection with the performance of their duties on behalf of the Fund to the fullest extent permitted by Maryland law, subject to the applicable requirements of the 1940 Act. Under Maryland law, the Fund is entitled (and, if the Director or officer is successful on the merits or otherwise, obligated) to indemnify each Director or officer in connection with any proceeding to which such Director or officer is made a party by reason of service in his capacity as a Director or officer, unless it is proved that (1) the act or omission of the Director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the Director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the Director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing standards apply both as to third party actions and derivative suits by or in the right of the Fund. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the Director or officer in connection with the proceeding. If, however, the proceeding is one by or in the right of the Fund, indemnification may not be made in respect of any proceeding in which the Director or officer shall have been adjudged to be liable to the Fund.

      In accordance with the 1940 Act, the Articles of Incorporation do not protect or purport to protect Directors and officers against any liability to the Fund or its Shareholders to which they would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of such person's office. In the view of the staff of the Commission, an indemnification provision is consistent with the 1940 Act if it
(1) precludes indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties described in Section 17(h) and (i) of the 1940 Act ("disabling conduct") and (2) sets forth reasonable and fair means for determining whether indemnification shall be made; in the case of the Fund, "reasonable and fair means" would include (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct (including a dismissal of insufficiency of evidence) and (2) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or
(b) a written opinion of independent legal counsel.

      The indemnification rights provided or authorized by the Articles of Incorporation or applicable law are not exclusive of any other rights to which a person seeking indemnification may be entitled. The Fund has also obtained liability insurance at its expense for the benefit of its Directors and officers which includes coverage for liability arising from the performance of their duties on behalf of the Fund which is not inconsistent with the indemnification provisions of the Articles of Incorporation and applicable law.

OFFICERS

     The officers of the Fund, the positions they hold with the Fund, their principal occupations for at least the last five years and other information are set forth below. None of the officers are compensated by the Fund.


                      POSITION(S) HELD WITH    PRINCIPAL OCCUPATION(S)
                      FUND AND                 DURING PAST 5 YEARS AND
                      TERM OF OFFICE AND       OTHER DIRECTORSHIPS HELD
NAME AND ADDRESS      LENGTH OF TIME SERVED    BY DIRECTOR

Nathan Kornfeld       President                President (March 2005 to
                                               present), Chief Operating
116 Welsh Road        Elected Annually         Officer (May 2004-March 2005)
Horsham, PA  19044    beginning May 2005       and member of the Executive
                                               Committee of GMAC Institutional
                                               Advisors; Executive Vice
                                               President and Director of
                                               Strategic Planning and Mergers
                                               and Acquisitions of GMAC
                                               Commercial Mortgage (February
                                               2001 to May 2004); 20 years in
                                               investment banking, primarily
                                               focusing on real estate and risk
                                               management with Salomon Brothers
                                               and Lehman Brothers

Jeff Williams         Vice President           Board of Managers Hyperion
                                               GMAC Capital Advisors, LLC
c/o Hyperion GMAC     Elected Annually         (August 2003 to present);
Capital Advisors      beginning October 2004   Investment Committee -
One Liberty Plaza                              Alternate, formerly Lend Lease
165 Broadway, 36th                             Hyperion Capital Advisors,
Floor                                          LLC; GMAC Institutional
New York, NY  10006                            Advisors, LLC (August 2003 to
                                               Present);  Board of Managers
                                               of Lend Lease Real Estate
                                               Investments, Inc. (June 1997
                                               to August 2003)

Rene Paradis          Treasurer                Chief Financial Officer and
                                               executive committee member of
116 Welsh Road        Elected Annually         GMAC Institutional Advisors
Horsham, PA  19044    beginning May 2005       (January 2005 to present);
                                               Managing Director--Alternative
                                               Investment Services for PFPC
                                               Inc., a global subsidiary of
                                               PNC Financial Services Corp.
                                               (December 1996 to December
                                               2004)

Marisol Lauerman      Secretary                General Counsel of GMAC
                                               Institutional Advisors (July
116 Welsh Road        Elected Annually         2000 to present); Senior
Horsham, PA  19044    beginning May 2005       Counsel at GMAC Commercial
                                               Mortgage (July 2005 to
                                               Present); Associate at Foley &
                                               Lardner (April 1997 to July
                                               2000)

Michelle Vaughn       Chief Compliance Officer Chief Compliance Officer of
                                               GMAC Institutional Advisors,
116 Welsh Road        Elected Annually         LLC (July 2004 to present);
Horsham, PA  19044    beginning May 2005       Corporate Compliance Director
                                               and Investment Adviser
                                               Compliance Officer for SEI
                                               Investments (May 1997 to July
                                               2004)

CONTROL PERSONS

      Currently, Quadrant Fund LLC holds approximately 99% of the Fund's Shares. As of May 23, 2005, GMACCM and McDermott Incorporated Master Trust ("McDermott") are deemed to control the Fund because each has beneficial ownership of the Fund, through the QF-LLC, of more than 25% of the voting securities of the Fund. After the proposed reorganization and distribution of Shares by the QF-LLC, GMACCM and McDermott each will own their Shares directly. Combined, GMACCM and McDermott control approximately 83% of the voting securities of the Fund. Consequently, if GMACCM and McDermott concur regarding corporate actions to be taken, the voting rights of other Shareholders will not carry enough weight to block such action unless unanimous approval is required.

      GMACCM's address is 200 Witmer Road, Horsham, Pennsylvania 19044. GMACCM, a Delaware limited liability company, beneficially owns approximately 38% of the voting securities of the Fund. The Advisor is a wholly owned subsidiary of GMACCM. GMAC Commercial Holding Corporation is a controlling shareholder of GMACCM.

      McDermott's address is c/o Mellon Bank of New England, 135 Santilli Highway, Everett, Massachusetts 02149. Mellon Bank of New England, N.A. is trustee for McDermott. McDermott beneficially owns approximately 46% of the voting securities and has no other basis for control.

OUTSTANDING SHARES

      The table below shows the outstanding securities of the Fund as of April 29, 2005.

    (1)           (2)               (3)                          (4)
 TITLE OF       AMOUNT       AMOUNT HELD BY FUND    AMOUNT OUTSTANDING EXCLUSIVE
  CLASS       AUTHORIZED     OR FOR ITS ACCOUNT       OF AMOUNT SHOWN UNDER (3)

Common         50,000,000         0 Shares               1,631,852 Shares
Stock            Shares


PRINCIPAL SHAREHOLDERS

      As of May 23, 2005 the Fund does not know of any person, other than those identified below, who owns beneficially 5% or more of the outstanding Shares.


                                       NUMBER OF SHARES  PERCENTAGE OF SHARES AS
     SHAREHOLDER NAME AND ADDRESS            OWNED           OF MAY 23, 2005

Mellon Trust of New England, N.A.,          743,730               45.6%
  solely in its capacity as Trustee
  for the
  McDermott Incorporated Master Trust
Attn: Cathy Nistico
135 Santilli Highway
Everett, MA 02149

                                       NUMBER OF SHARES  PERCENTAGE OF SHARES AS
     SHAREHOLDER NAME AND ADDRESS            OWNED           OF MAY 23, 2005

GMAC Commercial Mortgage                    619,824               38.0%
Attn: Wayne Hoch, Chief Financial
Officer
200 Witmer Road
Horsham, PA 19044

D. Canale & Co.                             193,370               11.8%
Attn: Michael A. Robinson
President & CEO
40 South Main Street, Suite 2100
Memphis, TN 38103


      To the knowledge of the Fund, as of May 23, 2005, no current Director owned 1% or more of the outstanding Shares, and the Directors and the officers of the Fund owned, as a group, less than 1% of the Shares.

ADVISOR

      The Fund engaged the Advisor to provide professional investment management for the Fund pursuant to an Investment Advisory Agreement dated October 25, 2004. The Board approved the New Investment Advisory Agreement on March 10, 2005, which is pending subject to Shareholder approval. The Advisor is a Delaware limited liability company, which was organized on October 2, 2000. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act"). The business address of the Advisor and its officers and directors is 116 Welsh Road, Horsham, Pennsylvania 19044. Subject to the authority of the Board, the Advisor is responsible for overall management of the Fund's business affairs. The Advisor's clients include pensions, foundations and endowments, insurance companies and closed-end investment companies. In its investment process, the Advisor focuses on relative value opportunities in real estate markets.

      The Advisor is a wholly owned subsidiary of GMACCM and provides investment management services to institutional investors through a wide range of real estate related investment opportunities in the fixed income and equity asset classes. Through its affiliation with GMACCM, one of the largest commercial mortgage bankers in the United States, the Advisor has substantial resources available to achieve investment goals including access to GMACCM's nationwide commercial mortgage network. The Advisor's investment programs include strategically tailored single client accounts and commingled funds. As of December 31, 2004 the Advisor had over $9.018 billion of assets under management. Because of its relationship with GMACCM, the Fund will not purchase any securities in an initial issuance from GMACCM and its affiliates. Any GMACCM securities purchased by the Fund will be purchased in the secondary market.

      Kurt Wright is the Chairman of the Board of the Fund as well as a Senior Vice President of the Advisor. Nathan Kornfeld is the President of both the Fund and the Advisor. Rene Paradis is the Treasurer of the Fund and the Chief Financial Officer of the Advisor. Michelle Vaughn is the Chief Compliance Officer for both the Fund and the Advisor. No other Director or officer of the Fund is an officer, director, or shareholder of the Advisor.

      No officers or Directors of the Fund own securities or have any other material direct or indirect interest in the Advisor or any other person controlling, controlled by or under common control with the Advisor.

      None of the Directors of the Fund has been involved in a material transaction since the beginning of the most recent fiscal year, or in any material proposed transactions, to which the Advisor, GMACCM, or any subsidiary of either the Advisor or GMACCM (other than another fund) was or is to be a party.

INVESTMENT ADVISORY AGREEMENT

      Currently, there are no advisory fees charged to the Fund. Pending Shareholder approval of the New Investment Advisory Agreement with the Advisor, the Board has approved a 1% investment management fee to be paid to the Advisor.

      As described in detail below, the Board, including a majority of the Disinterested Directors, initially approved the Current Investment Advisory Agreement on October 25, 2004 and approved a New Investment Advisory Agreement on March 10, 2005. A proxy statement seeking Shareholder approval of the New Investment Advisory Agreement was mailed to Shareholders on May 9, 2005, and the corresponding Shareholder vote has been adjourned until June 22, 2005.

      Contingent upon receipt of Shareholder approval, the New Investment Advisory Agreement is expected to be effective by June 22, 2005, and will continue in effect until June 21, 2007. Thereafter, the New Investment
Advisory Agreement will continue in effect from year to year, provided its continuance is approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose, of the Fund's Directors; or (2) a vote of the holders of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund; and (3) in either event by a majority of the Board members who are Disinterested Directors. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder).The Fund has retained the Advisor to manage the investment of the Fund's assets and to provide such investment research, advice and supervision, in conformity with the Fund's investment objectives and policies, as may be necessary for the operations of the Fund.

      The New Investment Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the New Investment Advisory Agreement, and will pay all salaries of the Fund's Directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. If approved by the Shareholders, the New Investment Advisory Agreement will provide for the Fund to pay the Advisor on the first business day of each month in advance an investment management fee equal to 1/12th of 1% of the Fund's net assets, adjusted for any capital contributions or distributions, as calculated on the last business day of the preceding month. The Investment Management Fee will not be pro-rated if the amount of the assets of the Fund varies during the month for which an Investment Management Fee was paid in advance.

APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

      The Board, including a majority of the Disinterested Directors, has the responsibility under the 1940 Act to approve the Fund's investment advisory agreements for their initial term and annually thereafter at an in-person meeting called for the purpose of voting on such matters.

      THE CURRENT INVESTMENT ADVISORY AGREEMENT

      The Current Investment Advisory Agreement was approved for an initial two year term by the Fund's Directors, including a majority of the Disinterested Directors, at a meeting held on October 25, 2004. The Current Investment Advisory Agreement provides that the Fund shall pay no fee to the Advisor for its services, and no such fees were paid. The Current Investment Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Current Investment Advisory Agreement, and will pay all salaries of the Fund's Directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The imposition of an investment management fee requires Shareholder approval.

      The Current Investment Advisory Agreement also does not contemplate the possibility of any amendments.

      In determining whether to approve the Current Investment Advisory Agreement, the Directors reviewed the materials provided by the Advisor and considered the following: (1) that the level of the management fees and estimated expense ratios of the Fund were much lower as compared to competitive Funds of a comparable size (including the amount and nature of fees paid by Shareholders), (2) anticipated benefits to be derived by the Advisor from their relationship with the Fund, (3) the costs of providing services to the Fund and the economies of scale, and (4) the anticipated profitability of the Fund to the Advisor.

      In considering the Current Investment Advisory Agreement, the Board did not identify any single factor as controlling. Based on their evaluation of all material factors discussed above and assisted by the advice of independent counsel, the Board, including a majority of the Disinterested Directors, concluded that the Current Investment Advisory Agreement is fair and reasonable.

      THE NEW INVESTMENT ADVISORY AGREEMENT

      On March 2 and March 10, 2005, the Board held meetings called for the purpose of considering the New Investment Advisory Agreement and, after careful review, determined that approving the New Investment Advisory Agreement was in the best interests of the Shareholders. The director identified as an interested person and all of the Disinterested Directors, who are not a party to the New Investment Advisory Agreement, approved it.

      The New Investment Advisory Agreement is pending Shareholder approval.

      The New Investment Advisory Agreement is substantially the same in all material respects as the Current Investment Advisory Agreement except that on the first business day of each month, the Fund will pay the Advisor, in advance, an investment management fee equal to 1/12th of 1% of the Fund's net assets, adjusted for any capital contributions or distributions, as calculated on the last business day of the preceding month, and except for including a provision allowing the Board to make non-material amendments to the Agreement. These are the only changes being made to the Current Investment Advisory Agreement. The New Investment Advisory Agreement is the subject of a Shareholder vote to be taken at the Shareholder Meeting.

      In determining that the New Investment Advisory Agreement was in the best interests of the Shareholders, the Board considered all factors deemed to be relevant to the Fund, including, but not limited to:

      o The Code and the 1940 Act prohibit different investment advisory fees being paid by different investors (so called "preferential dividends"). If the Quadrant Strategy's restructuring proceeds, the Direct Investors and GMACCM would pay no fee, while other investors would pay the Advisor a fee in connection with their investment in the Fund. That result could be considered a prohibited preferential dividend. To avoid this result, the Fund must ensure that any investment management costs are shared equally by all its Shareholders;

      o The nature, extent, and quality of the services provided by the Advisor have been satisfactory. The Directors noted in particular the level and depth of knowledge of the Advisor. The Directors also noted that, as an affiliate of GMACCM, the Advisor is a sophisticated participant in the real estate securities market, and that the Fund engages in a sophisticated trading strategy that would be difficult to replicate through a different advisor;

      o The investment performance of the Advisor and the Fund (for the short period of time it has been in operation) was strong compared with similar funds managed by other advisors;

      o The investment management fee to be paid by the Fund also is the same amount that was paid to the Advisor by the investors who participated in the Fund through the QF-LLC;

      o The investment management fee rate to be paid to the Fund is comparable to the fees paid by other client accounts managed by the Advisor, and by similar funds managed by other advisors;

      o The total expense ratio of the Fund, if the investment management fee is approved, would be similar to similar funds managed by other advisors;

      o The Advisor provides access to markets to which the Shareholders would not otherwise have access;

      o The cost of services to be provided and the profits to be realized by the Advisor and its affiliates from its relationship with the Fund were similar to those of advisors to similar funds;

      o The extent to which economies of scale would be realized as the Fund grows are expected to be insignificant and thus it was not necessary to reflect any economies of scale in the fee rate; and

      o The need to hold a Shareholder meeting in order to approve non-material changes to the Current Investment Advisory Agreement would cause the Fund to incur unnecessary expenses.

      In considering the approval of the New Investment Advisory Agreement, the Board, including the Disinterested Directors, did not identify any single factor as controlling although the regulatory concerns were particularly significant in deciding to impose an investment management fee on the Fund. Based on the Board's evaluation of all factors that it deemed to be relevant, the Board, including the Disinterested Directors, concluded that the Advisor has demonstrated that it possesses the capability and resources necessary to perform the duties required of it under the New Investment Advisory Agreement; that the Fund's performance is reasonable in relation to the performance of funds with similar investment objectives; and the proposed investment management fee is fair and reasonable, given the nature, extent and quality of the services to be rendered by the Advisor.

      A form of the New Investment Advisory Agreement is incorporated by reference in this registration statement. Under the New Investment Advisory Agreement, the Advisor will continue to provide investment advisory services to the Fund, including making decisions regarding the acquisition, holding or disposition of securities or other assets that the Fund may own or contemplate acquiring from time to time.

ADMINISTRATION AND SUB-ADMINISTRATION

       The Advisor acts as the Fund's Administrator under the Administration Agreement and receives an administration fee equal to 1/12th of 0.15% of the Fund's net assets, adjusted for any capital contributions or distributions, as calculated on the last business day of the preceding month.

      State Street Bank and Trust acts as the Fund's Sub-Administrator, and is paid by the Advisor in its role as the Fund's Administrator. The Sub-Administrator performs administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations. For these services and based on an estimated Fund size of $100 million, a monthly fee at an annual rate of at least $150,000 will be paid. The Advisor uses the amounts paid by the Fund to the Advisor as Administrator to cover the cost of the Sub-Administrator.

      The Fund will bear all of it own expenses, including its administration and custodian fees (but, as described above, the administration fees paid by the Fund are used by the Advisor to pay for the services of the Sub-Administrator). The total annual expenses payable by the Fund (except for the Investment Management Fee), however, will be capped at 0.25% of the Fund's net asset value.

All fees and expenses (except for the Investment Management Fee) in excess of 0.25% of the Fund's net asset value will be paid by the Advisor.

      Other than described above, no one else, pursuant to any understanding, whether formal or informal, regularly furnishes advice to the Fund or the Advisor with respect to the desirability of the Fund's investing in, purchasing, or selling securities or other property, or is empowered to determine which securities or other property should be purchased or sold by the Fund, and receives direct or indirect remuneration from the Fund.

RECENT EVENTS

      Hyperion, the 50% owner of the Former Sub-Advisor, was sold on April 28, 2005. The sale resulted in the automatic termination of the sub-advisory agreement with the Former Sub-Advisor ("Investment Sub-Advisory Agreement") pursuant to its terms and the 1940 Act, so that the Former Sub-Advisor no longer acts as sub-advisor to the Fund. Additionally, Hyperion provided notice to the Fund that it would end its administration agreement with the Fund. With the termination of the Fund's relationship with the Former Sub-Advisor and Hyperion, the Fund named certain officers of the Advisor as officers of the Fund, and, as discussed above, entered into the Administration Agreement with the Fund.

      The Advisor believes the ending of the Investment Sub-Advisory Agreement and Hyperion's administration agreement, and the election of new officers will have no significant adverse effect on the Fund. The Fund continues to benefit from the expertise of the Advisor and from the vast resources and origination capability of GMACCM, the Advisor's parent company. The Advisor operates a full service real estate investment advisory organization managing and supervising, together with its affiliates, over $10.717 billion of real estate related investments, performing market research on each major U.S. region and property segment and credit research on major REIT borrowers and CMBS issues. The reach and depth of the Advisor's combined resources provides it with unique insight in the real estate market from multiple perspectives.

Also, the day-to-day portfolio management of the Fund continues to be comprised of senior management professionals Kurt Wright and Jeff Williams. The portfolio managers have an average of over 18 years experience in investments in real estate and real estate related assets, bringing valuable portfolio management, risk management, liability management, sourcing, underwriting, transactional, capital markets and workout experience to the Fund. While Thomas Mattinson and Clifford Lai were identified as portfolio managers in the Fund's original registration statement, their portfolio management services to the Fund have been limited to CMBS trade execution and credit quality evaluations. In practice, Mr. Mattinson has the day-to-day responsibility for underwriting, surveillance and certain trade execution services, and will continue to perform them for the Fund. As a result, and because the portfolio managers did not rely on Mr. Lai for research, analysis or any similar assistance, the Advisor believes that Mr. Lai's departure in connection with the termination of the Sub-Advisory Agreement will not have any significant effect on the Fund's portfolio management.

The Advisor believes the only significant impact resulting from the termination of the Sub-Advisory Agreement will relate to the Fund's use of certain trade clearance systems maintained by the Former Sub-Advisor. The Advisor expects to continue using the Former Sub-Advisor's systems until it is able to develop its own internal trade clearance system. In the alternative, the Advisor believes it can obtain similar trade clearance services from third parties.

PORTFOLIO MANAGEMENT

      The day to day portfolio management of the Fund is comprised of senior management professionals Kurt Wright, CFA, Senior Vice President of the Advisor and Jeffrey Williams, CFA, Senior Vice President of the Advisor. Thomas Mattinson has the day-to-day responsibility for underwriting, surveillance and certain trade execution services, such as CMBS trade execution and credit quality evaluations.

      The following chart contains information regarding the portfolio managers of the Fund. The information below is provided as of January 31, 2005:


                                                                     Number of       Number of
                                                                  Other Accounts   Accounts and
                                                                    Managed in         Total
                                                                    Each of the     Assets, if     Description of
                                                                     Following     Advisory Fee       Material       Dollar Range
                                                                  Categories and    is Based on     Conflicts of     of Securities
                                  Length                           Total Assets     Performance    Interests with       in Fund
                                  of        Business Experience     Managed in        of the       Other Accounts    Beneficially
       Name            Title      Service       Last 5 Years       Each Category      Account         Managed            Owned
       ----            -----      -------       ------------       -------------      -------         -------            -----
Kurt L. Wright      Chairman of   4.5       Senior Vice           (A) - RIC:       No advisory          N/A              none
                    the Board     years     President and         1 Account, $16   fees are
                    of the                  Managing Director     Million          based upon
                    Fund;                   of GMAC                                performance
                    Senior Vice             Institutional         (B) - Other      for any of
                    President               Advisors, LLC (2000   pooled           the three
                    of the                  -Present);            investment       categories
                    Advisor                 Principal at Lend     vehicles:        of other
                                            Lease Real Estate     8 Accounts,      accounts he
                                            Investments (until    $552 Million     manages
                                            2000).                                 listed in
                                                                  (C) - Other      the previous
                                                                  accounts:        column
                                                                  25 Accounts,
                                                                  $3.658 Billion

Jeffrey C.          Vice          3 years   Board of Managers     (A) - RIC:       No advisory          N/A           $1-$10,000
Williams            President               of Hyperion GMAC      1 Account, $16   fees are
                    of the                  Capital Advisors,     Million          based upon
                    Fund;                   LLC, (August 2003-                     performance
                    Senior Vice             Present);             (B) - Other      for any of
                    President               Investment            pooled           the three
                    of the                  Committee -           investment       categories
                    Advisor                 Alternate (formerly   vehicles:        of other
                                            Lend Lease Hyperion   3 Accounts,      accounts he
                                            Capital Advisors,     $167 Million     manages
                                            LLC) GMAC                              listed in
                                            Institutional         (C) - Other      the previous
                                            Advisors, LLC,        accounts:        column
                                            (August 2003-         1 Account,
                                            Present); Board of    $54 Million
                                            Managers, Lend
                                            Lease Real Estate
                                            Investments, Inc.
                                            (June 1997- August
                                            2003).


                                                 55

                                                                     Number of       Number of
                                                                  Other Accounts   Accounts and
                                                                    Managed in         Total
                                                                    Each of the     Assets, if     Description of
                                                                     Following     Advisory Fee       Material       Dollar Range
                                                                  Categories and    is Based on     Conflicts of     of Securities
                                  Length                           Total Assets     Performance    Interests with       in Fund
                                  of        Business Experience     Managed in        of the       Other Accounts    Beneficially
       Name            Title      Service       Last 5 Years       Each Category      Account         Managed            Owned
       ----            -----      -------       ------------       -------------      -------         -------            -----

Thomas Mattinson    Senior Vice   4.5       Senior Vice           (A) - RIC:       No advisory          N/A              none
                    President     years     President of GMAC     1 Account,       fees are
                    of the                  Institutional         $42.2 Million    based upon
                    Advisor                 Advisors, LLC                          performance
                                            (2000-Present);       (B) - Other      for any of
                                            Principal at Lend     pooled           the three
                                            Lease Real Estate     investment       categories
                                            Investments (until    vehicles:        of other
                                            2000).                N/A              accounts he
                                                                                   manages
                                                                  (C) - Other      listed in
                                                                  accounts:        the previous
                                                                  19 Accounts,     column
                                                                  $1.8 Billion


      COMPENSATION

      As of January 31, 2005, the compensation of Messrs. Wright, Williams and Mattinson consisted of salary, incentive compensation, deferred compensation, and retirement plans. The specific criteria upon which each type of compensation for Messrs. Wright, Williams and Mattinson is based includes consideration of the growth of assets under management, performance, ability to meet or exceed budget, management skills, teamwork and overall firm performance as determined in an annual performance review conducted by the President and Chairman of the Advisor. Their salary is fixed and incentive compensation varies in amount from year to year based on the above mentioned criteria and results of the annual performance review. Although salary and incentive compensation are partially based upon performance and the growth of assets under management, there is no direct correlation between performance and the salaries and incentive compensation paid. There are no differences between the method used to determine the Portfolio Managers' compensation with respect to the Fund and other accounts.

CODE OF ETHICS

      The Fund and the Advisor have each adopted codes of ethics as required under the 1940 Act. Subject to certain conditions and restrictions, these codes permit personnel subject to the codes to invest in securities for their own accounts, including securities that may be purchased, held or sold by the Fund. Securities transactions by some of these persons may be subject to prior approval. Securities transactions of certain personnel are subject to quarterly reporting and review requirements.

      The codes of ethics can be reviewed and copied at the SEC's Public Reference Room ("PRR"), in Washington, DC. Information on the operation of the PRR may be obtained by calling the SEC at (202) 942-8090. The codes of ethics are also available on the EDGAR database on the SEC's internet site at http://www.sec.gov. Copies are also available (subject to a duplicating fee) by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

VOTING PROXIES

      Because the Fund will invest in voting securities, it has policies and procedures to determine how to vote proxies relating to portfolio securities. Proxies are voted solely in the interests of the Shareholders; thus, any conflict of interest must be resolved in the way that will most benefit the Shareholders.

      The Fund recognizes that under certain circumstances the Advisor may have a conflict of interest in voting proxies on behalf of the Fund. Such circumstances may include, but are not limited to, situations where the Advisor or one or more of its affiliates, including officers, directors and employees, has or is seeking a client relationship with the issuer of the security that is the subject of the proxy vote. The Advisor shall periodically inform its employees that they are under an obligation to be aware of the potential for conflicts of interest on the part of the Advisor with respect to voting proxies on behalf of the Fund, both as a result of the employee's personal relationships and due to circumstances that may arise during the conduct of the Advisor's business, and to bring conflicts of interest of which they become aware to the attention of the proxy manager. The Advisor shall not vote proxies relating to such issuers on behalf of its client accounts until it has determined that the conflict of interest is not material or a method of resolving such conflict of interest has been agreed upon by the Board. A conflict of interest will be considered material to the extent that it is determined that such conflict has the potential to influence the Advisor's decision-making in voting a proxy. Materiality determinations will be based upon an assessment of the particular facts and circumstances. If the proxy manager determines that a conflict of interest is not material, the Advisor may vote proxies notwithstanding the existence of a conflict. If the conflict of interest is determined to be material, the conflict shall be disclosed to the Board and the Advisor shall follow the instructions of the Board. The proxy manager shall keep a record of all materiality decisions and report them to the Board on a quarterly basis.

      Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available (i) without charge, upon request, by calling (215) 328-1303 collect; and (ii) on the SEC's website at http://www.sec.gov.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value of the Shares will be computed based upon the value of the Fund's portfolio securities and other assets, less all liabilities. Net asset value per Share will be determined on the last business day of each month. The Fund calculates net asset value per Share by subtracting the Fund's liabilities (including accrued expenses) from the Fund's total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of Shares outstanding.

      Securities for which market quotations are readily available are valued at market value, which is currently determined using the last reported sale price or, if no sales are reported--as in the case of some securities traded over-the-counter--the last reported bid price, except that certain U.S. government securities are stated at the mean between the last reported bid and asked prices. The Fund will value MBS and other debt securities not traded in an organized market on the basis of valuations provided by dealers or by a pricing service, approved by the Board, which uses information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, market conventions regarding prepayment assumptions for comparable securities, various relationships between securities and yield to maturity in determining value. Debt securities having a remaining maturity of sixty days or less when purchased and debt securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. A determination of value by a pricing service to be used in calculating net asset value will be deemed to be determined at market value.

      Any securities or other assets for which current market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Board. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Fund could expect to receive upon its current sale. Some but not necessarily all of the general factors which may be considered in determining fair value include: (1) the fundamental analytical data relating to the investment; (2) the nature and duration of restrictions on disposition of the securities; and (3) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transaction or offers with respect to the security, existence or merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

      The Advisor is responsible for decisions to buy and sell securities and to effect Hedging Transactions for the Fund, to select brokers and dealers to effect such transactions and to negotiate prices and any brokerage commissions. The securities in which the Fund invests are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principals for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include in the price a fixed amount of compensation for the manager(s), underwriter(s) and dealer(s). The Fund also may purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of securities on stock and futures exchanges are effected through brokers who charge a commission for their services.

      The Advisor is responsible for effecting securities transactions of the Fund and will do so in a manner deemed fair and reasonable to Shareholders and not according to any formula. The primary considerations for the Advisor in selecting the manner of executing securities transactions for the Fund will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order and the best net price. There are many instances when, in the judgment of the Advisor, more than one firm can offer comparable execution services. In selecting among such firms, consideration may be given to those firms which supply research and other services in addition to execution services. However, it is not the policy of the Advisor absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

      The Fund has not and does not intend to pay brokerage commissions to brokers that are either an (1) affiliated person of the Fund; (2) affiliated person of such person; or (3) affiliated person of an affiliated person of the Fund or the Advisor.

      The Advisor is able to fulfill its obligations to furnish a continuous investment program to the Fund without receiving such information from brokers; however, it considers access to such information to be an important element of financial management. Although such information is considered useful, its value is not determinable, because it must be reviewed and assimilated by the Advisor and does not reduce the normal research activities of the Advisor in rendering investment advice under either Investment Advisory Agreement. It is possible that the expenses of the Advisor could be materially increased if they attempted to purchase this type of information or generate it through their own staff.

      One or more of the other accounts that the Advisor may manage may own, from time to time, the same investments as the Fund. Investment decisions for the Fund are made independently from those of such other accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts in a transaction effected at the independent market price of the security on a good faith equitable basis by the Advisor in its discretion in accordance with the accounts' various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for the Fund. In other cases, however, the ability of the Fund to participate in volume transactions may produce better execution for the Fund. It is the opinion of the Board that this advantage, when combined with the other benefits available due to the Advisor's organization, outweighs any disadvantages that may be said to exist from exposure to simultaneous transactions.

      Any such transaction, between parties who are both managed by the Advisor, will only be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available. Additionally, any such transaction will be effected at the independent current market price of the security (as defined by the 1940 Act and the rules promulgated thereunder) and in a manner that is consistent with its policy set forth in its registration statement and reports filed under the 1940 Act. There shall be no brokerage commission, fee (except for customary transfer fees), or other remuneration paid in connection with any such transaction.

      The Board, including a majority of the Disinterested Directors: (1) adopted procedures pursuant to which such purchase or sales transactions may be effected for the Fund, which are reasonably designed to provide that all the conditions discussed in the previous paragraph have been complied with; (2) makes and approves such changes as it deems necessary; and (3) determines no less frequently than quarterly that all such purchases or sales made during the preceding quarter were effected in compliance with such procedures. Additionally, the Board satisfies the fund governance standards (as defined by the 1940 Act and Rule 0-1(a)(7) of the rules promulgated thereunder).

      Although neither Investment Advisory Agreement contains restrictions on portfolio turnover, it is not the Fund's policy to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fund will not exceed 100% excluding securities having a maturity of one year or less. Higher portfolio turnover results in increased Fund expenses, including dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities.

                                  TENDER OFFERS

      No Shareholder will have the right to require the Fund to repurchase its Shares. No public market exists for the Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of Share repurchases by the Fund, as described below.

      To provide liquidity, the Board may approve offers to repurchase Shares in the manner described herein or as otherwise permitted under applicable laws. The Board may elect to make discretionary tender offers to all Fund Shareholders, if a tender offer is requested by one or more Shareholders or if the Board otherwise so determines. If a Shareholders requests a tender offer and the request is received by the Fund prior to the 15th of any month, the Board will consider whether to commence a tender offer. Any request for a tender offer received by the Fund after the 15th of the month will be treated as received prior to the 15th of the following month. If approved, the tender offer notice period will commence the first business day of the following month and expire upon the last business day of the month during which the tender offer notice was first sent to Shareholders (but no less than 20 business days) ("Expiration Date"). The net asset value for the repurchase will be the value on the Expiration Date, unless the tender offer period is extended. Pursuant to a discretionary tender offer, the Fund will repurchase the Shares for cash at the net asset value including accrued income not yet declared as dividends determined on the repurchase pricing date and will promptly pay the holders of the Fund's Shares, unless the tender offer is suspended or postponed.

      For investors in the Quadrant Strategy, redemptions will only be permitted for shares of the QF-REIT to the extent that the Fund is able to and does repurchase tendered Shares of the Fund. If the Fund is able to repurchase only a portion of such investor's Shares in the Fund during a tender offer, the QF-REIT only will redeem the same portion of that investor's shares in QF-REIT.

      Under certain circumstances, it is possible that periodic purchases of, or tender offers for, the Fund's Shares may cause a deemed dividend distribution under the Code to the remaining Shareholders of the Fund. Each such tender offer is subject to approval by the Board. Subject to the Fund's fundamental policy with respect to leverage, the Fund may borrow to finance repurchases. See "Investment Policies" and "Investment Restrictions." Interest on any such borrowings will reduce the Fund's net income.

      Because of the nature of the Fund's investment objective, policies and portfolio, the Advisor does not anticipate that repurchases would interfere with the ability of the Fund to manage its investments in order to seek its investment objectives, and does not anticipate any material difficulty in borrowing money or disposing of portfolio securities to consummate Share repurchases.

      Although the Board believes that tender offers generally are beneficial to Shareholders, the repurchase of Shares by the Fund will decrease the total assets of the Fund. Tender offers are therefore likely to increase the Fund's expense ratio, may result in untimely sales of portfolio securities and/or may limit the Fund's ability to participate in new investment opportunities. To the extent the Fund maintains a cash position to satisfy Fund repurchases, the Fund would not be fully invested, which may reduce the Fund's investment performance. Furthermore, to the extent the Fund borrows to finance the making of tender offers, interest on such borrowings reduce the Fund's net investment income.

      If a tender offer is conducted, it is the policy of the Board, which may be changed by the Board, not to accept tenders or effect repurchases if (1) such transactions, if consummated, would impair the Fund's status as a regulated investment company under the Code; (2) the Fund would not be able to borrow money or liquidate portfolio securities in an orderly manner to fund such purchases without creating a negative impact on the net asset value of the Fund to the detriment of non-tendering Shareholders; or (3) there is, in the Board's judgment, (a) any material legal action or proceeding, instituted or threatened, challenging such transaction or otherwise materially adversely affecting the Fund, (b) a declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks generally in the United States or New York State, (c) a material limitation affecting the Fund or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (d) the commencement of a catastrophic event such as a terrorist attack, war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (e) any other events or conditions which would have a material adverse effect on the Fund or its Shareholders if Shares were repurchased. The Board may modify these conditions in light of experience.

      Any tender offer made by the Fund will be at net asset value per Share (including accrued income not yet declared as dividends) determined at the close of business on the Expiration Date, and will be made in such manner as may be determined by the Board in compliance with the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and other applicable laws and regulations. Shareholders will be notified of such tender offer by publication or mailing or both. As of the close of business each day during the offer, the Fund will calculate its net asset value and make its calculation available to Shareholders at the telephone number specified in the offering statement. The Fund will repurchase tendered Shares in accordance with the terms of the offer unless it determines to accept none of them (based upon one of the conditions of the tender offer as summarized above). Costs associated with the tender offer will be charged against capital.

      Tendered Shares that have been accepted and repurchased by the Fund will be held in its treasury until reissued by the Board. Treasury Shares will be recorded and reported as an offset to Shareholders' equity and accordingly will reduce the Fund's aggregate assets. If treasury Shares are retired, issued and outstanding Shares and capital in excess of par will be reduced.

                          CONVERSION TO OPEN-END STATUS

      The Board may elect to submit to the Fund's Shareholders at any time a proposal to convert the Fund to an open-end investment company. In determining whether to exercise its discretion to submit this proposal to Shareholders, the Board would consider all factors then relevant, including the extent to which the Fund's capital structure is leveraged and the possibility of releveraging, the spread, if any, between yields on high yield high risk securities in the Fund's portfolio as compared to interest and dividend charges on senior securities and general market and economic conditions. In addition to any vote required by Maryland law, conversion of the Fund to an open-end investment company would require the affirmative vote of the holders of a majority of the Shares entitled to be voted on the matter. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charges, if any, as might be in effect at the time of redemption. If the Fund converted to an open-end investment company, it could be required to liquidate portfolio securities to meet requests for redemption. In the event the Fund converts to open-end status, the Fund would only be able to borrow through bank borrowings within certain limits.

                           DIVIDEND REINVESTMENT PLAN

      The Fund does not currently have a Dividend Reinvestment Plan.

                                    TAXATION

      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Fund and the purchase, ownership and disposition of Shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to Shareholders in light of their particular circumstances. This discussion is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative ruling authorities, all of which are subject to change, possibly with retroactive effect. Prospective investors should consult their own tax advisors with regard to the federal tax consequences of the purchase, ownership, or disposition of Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

FEDERAL INCOME TAX TREATMENT OF THE FUND

      The Fund intends to elect and to qualify to be treated as a regulated investment company under the Code. To qualify as a regulated investment company, the Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in stock, securities or currencies (including, but not limited to, gains from options, futures and forward contracts) and net income from interests in certain qualifying publicly traded partnerships (as defined in the Code); and (b) diversify its holdings so that, at the end of each quarter of each taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and no more than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies), the securities of two or more issuers controlled by the Fund, or the securities of one or more qualified publicly traded partnerships.

      As a regulated investment company, in any fiscal year with respect to which the Fund distributes at least 90% of its investment company taxable income (which includes, among other items, dividends and interest but excludes net long-term capital gains in excess of net short-term capital losses), the Fund (but not its Shareholders) generally will be relieved of U.S. federal income tax on its net investment income and net capital gains (net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years, if any) that it distributes to Shareholders. To the extent the Fund retains its net capital gains for investment, it will be subject under current tax rates to federal income tax at a maximum effective rate of 35% on the amount retained. See "Federal Income Tax Treatment of Holders of Shares" below. Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax payable by the Fund. To avoid this tax, the Fund must distribute, or be deemed to have distributed, during each calendar year at least an amount equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the twelve-month period ending on October 31st, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. See "Risk Factors--Dividends and Distributions."

      If in any taxable year the Fund fails to qualify as a regulated investment company under the Code, the Fund will be taxed in the same manner as an ordinary C corporation, and distributions to its Shareholders will not be deductible by the Fund in computing its taxable income. In the event of such failure to qualify, the Fund's distributions, to the extent derived from the Fund's current or accumulated earnings and profits, will constitute dividends eligible for the corporate dividends received deduction and for the 15% maximum rate of tax for dividends received by individuals, subject to certain requirements, even though those distributions might otherwise (at least in part) have been treated in the Shareholders' hands as long-term capital gains or nonqualifying dividends. In addition, in the event the Fund fails to qualify for any year, it generally must pay out its earnings and profits accumulated in that year less an interest charge to the U.S. Treasury on 50% of such earnings and profits before it can again qualify as a regulated investment company.

      If the Fund does not meet the asset coverage requirements of the 1940 Act, the Fund will be required to suspend distributions to Shareholders, until the asset coverage is restored. Such a suspension of distributions could prevent the Fund from distributing 90% of its investment company taxable income, as is required in order to qualify for taxation as a regulated investment company, or cause the Fund to incur a tax liability or a non-deductible 4% excise tax on its undistributed taxable income (including gain), or both.

      The Fund's portfolio may include zero coupon bonds. Zero coupon bonds are original issue discount bonds which pay no current interest. Original issue discount is the excess (if any) of the stated redemption price at maturity of a debt instrument over the issue price of the instrument. Original issue discount on a taxable obligation is required to be currently included in the income of the holder of the obligation generally on a constant interest rate basis resembling the economic accrual of interest. The tax basis of the holder of an original issue discount debt instrument is increased by the amount of original issue discount thereon properly included in the holder's gross income as determined for federal income tax purposes. Current inclusion in gross income of original issue discount on a taxable debt instrument is required, even though no cash is received at the time the original issue discount is required to be included in gross income. Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to borrow money or dispose of other securities to be able to distribute all of its investment company taxable income to the investors.

      Certain of the Fund's investments, including transactions in foreign currencies, forward contracts, interest rate swaps, options and futures contracts (including options and futures contracts on foreign currencies), will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund, defer Fund losses, or affect the determination of whether capital gains and losses are characterized as long- term or short-term capital gains or losses. These rules could therefore affect the character, amount and timing of distributions to Shareholders. These provisions may cause the Fund to recognize income or gain without receiving cash with which to make distributions in amounts necessary to satisfy the 90% and 98% distribution requirements for avoiding income and excise taxes. The Fund will monitor its transactions and will make the appropriate tax elections in order to mitigate the effect of these rules in order to prevent disqualification of the Fund as a regulated investment company and minimize the imposition of income and excise taxes.

FEDERAL INCOME TAX TREATMENT OF SHAREHOLDERS

      For any period during which the Fund qualifies as a regulated investment company for federal income tax purposes, dividends paid out of the Fund's investment company taxable income to Shareholders will be taxable as ordinary income. It is expected that dividends received by corporate Shareholders will not be eligible for the dividends received deduction, and dividends received by non-corporate Shareholders will not be eligible for the 15% maximum rate of tax for dividends received by individuals, as the Fund's income is expected to come from sources other than dividends from domestic corporations. Distributions of net capital gains designated by the Fund as "capital gain dividends," if any, are taxable as long-term capital gains, regardless of how long the Shareholder has held the Shares. Capital gain dividends received by corporate Shareholders are not eligible for the corporate dividends received deduction or for the 15% maximum rate of tax for dividends received by individuals. Dividends and distributions will be taxable to Shareholders as if actually distributed, even if they are reinvested in additional Shares. Shareholders receiving distributions in the form of newly issued Shares will have a cost basis in each Share received equal to the net asset value of a Share of the Fund on the distribution date.

      The Fund intends to distribute monthly all or substantially all of its net investment income to Shareholders. Shareholders on the last day of a month will be entitled to distributions made on the 15th day of the next month. Prospective investors should note that net taxable income does not ordinarily equal net income as calculated in accordance with United States GAAP.

      Generally, dividends paid by the Fund are treated as received in the taxable year in which the distribution is made; however, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as received on December 31 of the year in which declared.

      Any distribution by the Fund to a Shareholder not made out of the Fund's current and accumulated earnings and profits will be treated as a return of capital to each Shareholder, will reduce the basis of each Share with respect to which it is distributed and will be subject to tax as capital gain to the extent that the distribution exceeds the basis of the Share with respect to which it is distributed. Investors should carefully consider the tax implications of buying Shares just prior to a distribution, as the price of Shares purchased at such time may reflect the amount of the forthcoming distribution which will, except in unusual circumstances, be taxable when received.

      After the close of each taxable year, the Fund will identify for its Shareholders the portions of its distributions that are attributable to capital gains and to ordinary income.

      The Code permits certain miscellaneous itemized deductions by individuals, including deductions of certain investment expenses, only to the extent the aggregate of such deductions exceeds 2% of an individual's federal adjusted gross income. The Code treats such expenses incurred by a regulated investment company as being indirectly incurred by the shareholders of the regulated investment company. Shareholder expenses of publicly offered regulated investment companies are exempted from the application of the 2% floor. The Fund will not be publicly offered within the relevant definitions, and so this limitation on investment expenses may apply to non-corporate Shareholders of the Fund. There are no similar limitations which could apply to corporate Shareholders.

      If the Fund suffers a net taxable loss in any taxable year, the holders of Shares will not be permitted to utilize that loss on their federal income tax returns.

      A Shareholder will realize gain or loss on the sale or exchange of Shares of the Fund in an amount equal to the difference between the Shareholder's adjusted basis in the Shares sold or exchanged and the amount realized on their disposition. Generally, a gain recognized by a shareholder on the sale of shares held for more than one year will be taxable as a long-term capital gain. If a shareholder holds shares primarily for sale to customers in the ordinary course of business rather than for investment, any gain recognized on the sale of those shares will be taxable as ordinary income. Any loss recognized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss recognized by a Shareholder on a disposition of Shares held by the Shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received or treated as having been received by the Shareholder with respect to such Shares. Shareholders who acquire Shares on multiple dates should consult their tax advisors to determine how to allocate the cost of Shares for basis purposes.

      In general, federal withholding taxes at a 30% rate (or a lower rate established by treaty) will apply to distributions to Shareholders (except to those distributions designated by the Fund as capital gain dividends or as interest-related dividends) that are nonresident aliens or foreign partnerships, trusts or corporations to the extent that such income is not "effectively connected" with a U.S. trade or business carried on by such Shareholders. Recent legislation might relieve foreign investors from all or part of this withholding on dividends paid by the Fund from its net interest income. Prospective foreign investors should consult their tax advisers concerning the tax consequences to them of an investment in Shares.

      In the event the Fund retains any net capital gains, it may designate such retained amounts as undistributed capital gains in a notice to its Shareholders. In the event such a designation is made, Shareholders subject to U.S. tax would include in income, as long-term capital gains, their proportionate share of such undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the 35% tax paid by the Fund. If the designation is made, for U.S. federal income tax purposes, the tax basis of Shares owned by a Shareholder would be increased by an amount equal to the difference between (i) the amount included in such Shareholder's income as long-term capital gains; and (ii) such Shareholder's proportionate share of the 35% tax paid by the Fund.

      Shareholders should also be aware that the benefits of the reduced tax rate applicable to long-term capital gains may be impacted by the application of the alternative minimum tax to individual Shareholders.

BACKUP WITHHOLDING

      The Fund may be required to withhold for U.S. federal income taxes a percentage of all taxable distributions paid to Shareholders who (i) fail to properly provide the Fund with their correct taxpayer identification number;
(ii) fail to make required certifications or (iii) have been notified or with respect to whom the Fund has been notified by the United States Internal Revenue Service ("IRS") that distributions to such Shareholder are subject to backup withholding. Corporate Shareholders and certain other Shareholders specified in the Code are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Shareholder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

      Generally, dividends paid to nonresident aliens or foreign partnerships, trusts or corporations that are subject to the 30% federal income tax withholding described above under "Federal Income Tax Treatment of Holders of Shares" are not subject to backup withholding. To avoid backup withholding on capital gain dividends and gross proceeds from the sale of Shares, such Shareholders must provide a properly completed IRS Form W-8BEN certifying their non-United States status.

OTHER TAXATION

      The foregoing discussion is a general summary of a few of the current federal income tax laws regarding the Fund and investors in the Shares. The discussion does not purport to deal with all of the federal income tax consequences applicable to the Fund, or to all categories of investors who may be subject to special rules (for example, foreign investors). Investors are advised to consult their own tax advisors with respect to the application to their own circumstances of the above- described general taxation rules and with respect to the federal, state, local or foreign tax consequences to them of an investment in the Shares and any proposed tax law changes.

                              DESCRIPTION OF SHARES

GENERAL

      The Fund has authorized capital of 50,000,000 Shares of common stock, par value $0.01 per Share and no shares of preferred stock. The Fund's articles of incorporation ("Articles of Incorporation") permit the Board to classify and reclassify any unissued Shares and to increase or decrease the authorized capital of the Fund.

SHARES

      The Fund has no present intention of offering any additional Shares except through the offering outlined in this Memorandum. Other offerings of Shares, if made, will require approval by the Board. Any additional offering will be subject to the requirements of the 1940 Act that Shares may not be issued at a price below the then current net asset value (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Shareholders or with the consent of a majority of the Fund's outstanding voting securities. The rights of Shares with respect to dividends and distributions are described under "Risk Factors -- Dividends and Distributions." Each Share is entitled to participate equally in the net distributable assets of the Fund upon liquidation.

VOTING

      On each matter submitted to a vote of the Shareholders, each holder shall be entitled to one vote for each Share owned. The Shares have equal voting rights of one vote per Share and vote together as a single class.

ANTI-TAKEOVER PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS

      The Fund presently has provisions in its Articles of Incorporation and By-Laws (commonly referred to as "anti-takeover" provisions) which may have the effect of limiting the ability of other entities or a person to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

      First, a Director may be removed from office only for cause by vote of at least a majority of the Shares entitled to be voted in an election of such Director. Second, the Board is classified into three classes, each with a term of three years with only one class of Directors standing for election in any year. Such classification may prevent replacement of a majority of the Directors for up to a two year period. In addition, under the Articles of Incorporation, the Fund has elected to be subject to provisions of the Maryland General Corporation Law that generally provide that certain mergers, consolidations, share exchanges, asset sales, stock issuances, liquidations or dissolutions, reclassification of securities or recapitalization and other transactions ("Business Combinations"), with a beneficial owner of 10% or more of the voting power of a Maryland corporation (an "Interested Shareholder") or any affiliate of an Interested Shareholder must be recommended by the Board and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by outstanding shares of voting stock of the Fund and (ii) 66 2/3% of the votes entitled to be cast by holders of voting stock other than voting stock held by the Interested Shareholder who will (or whose affiliate will) be a party to the Business Combination or by an affiliate or associate of the Interested Shareholder, unless certain value and other standards are satisfied or some other statutory exemption is available. The affirmative vote of at least a majority of the Shares entitled to vote on the matter will be required to amend the Articles of Incorporation to change any of the foregoing provisions.

      The percentage votes required under these provisions, which are greater than the minimum requirements under Maryland law (absent the elections described above) or under the 1940 Act, will make a change in the Fund's business or management more difficult and may have the effect of depriving the Shareholders of an opportunity to sell Shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The Board, however, has considered these anti-takeover provisions and believes they are in the best interests of the Shareholders.

                             APPLICATION FOR SHARES

      Subsequent to the Shareholder Meeting, the Fund intends to offer its Shares through the Quadrant Strategy solely to a limited number of "accredited investors" (as defined in Regulation D under the 1933 Act) that are also "qualified purchasers" as defined in Section 2(a)(51)(A) of the 1940 Act. As previously described, Shares currently are being offered only through the Quadrant Strategy. In the future, however, Shares may be offered on a stand-alone basis. Such stand-alone offering may be made to accredited investors, regardless of whether they are qualified purchasers. The Shares will be purchased at the then current net asset value. The Fund reserves the right to reject any application for Shares.

      Each investor in the Quadrant Strategy will enter into an Asset Allocation Investment Advisory Agreement with the Advisor which will authorize the Advisor to make allocations of investments and reallocations of investments between the Fund and the QF-REIT. As discussed above the Direct Investors received their Shares as a gift.

      If the Shares are made available for direct purchase outside of the Quadrant Strategy, both initial and additional applications for Shares by eligible investors may be accepted at such times as the Fund may determine, generally monthly, subject to the receipt of cleared funds on or before the acceptance date set by the Fund. The Fund may suspend the private offering of its Shares at any time or permit applications on a more frequent basis. The Fund reserves the right to reject any application for its Shares. Applications will generally be accepted 30 days before the last business day of the month and all payments for Shares must be received in the Fund's bank account no later than three business days prior to the last business day of the month.

                        LIMITED TRANSFERABILITY OF SHARES

      The Fund does not intend to list its Shares on a stock exchange, and, therefore, it is not anticipated that a market for the Shares will develop. The transfer of any such Shares will be done at the then current net asset value of the Fund's Shares. As they are not registered under the 1933 Act, the Shares may only be sold under an exemption from the registration requirements of the 1933 Act. The availability of such exemption is dependent, in part, upon the "investment intent" of each new investor and the suitability of such an investment.

      Shares of the Fund may be transferred only: (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Shareholder; or (ii) with the written consent of the Advisor, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances, in connection with a transfer to an entity that does not result in a change of beneficial ownership. The foregoing permitted transferees will not be allowed to become substituted Shareholders without the consent of the Board, which may be withheld in its sole and absolute discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

      Any transferee meeting the eligibility requirements that acquires Shares by operation of law as the result of the death, dissolution, bankruptcy or incompetency or otherwise, will be entitled to the allocations and distributions allocable to the Shares so acquired. If such a transferee does not meet the Shareholder eligibility requirements, the Fund reserves the right to repurchase the transferee's Shares.

            CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND
                                   REGISTRAR

      State Street Bank and Trust Company acts as custodian of the Fund's assets pursuant to a custodian contract with the Fund. The Custodian's principal business address is Two Avenue de Lafayette, Boston, Massachusetts 02105. Under the custodian contract, the Custodian is responsible for determining the net asset value for the Fund and maintaining all accounting records related thereto.

      American Stock Transfer & Trust Company, whose principal business address is 6201 15th Avenue, Brooklyn, New York 11219, serves as dividend disbursing agent, transfer agent and registrar for the Shares.

                             REPORTS TO SHAREHOLDERS

      The Fund will send unaudited semi-annual and audited annual reports to its Shareholders, including a list of investments held.

                               FURTHER INFORMATION

      The Fund is subject to the informational requirements of the 1940 Act, and in accordance therewith will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, Washington, DC 20549 and the SEC's regional offices at The Woolworth Bldg., 233 Broadway, New York, New York 10279. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates.

                              FINANCIAL STATEMENTS

      Schwartz & Hofflich LLP, the Fund's independent accountant, will provide financial statements audit and tax return preparation services, including audit related reviews of various SEC filings. The address of Schwartz & Hofflich LLP is 37 North Avenue, Norwalk, Connecticut 06851.

      The most recent audited financial statements of the Fund, for the fiscal year end January 31, 2005 were mailed to Shareholders and filed with the Fund's Certified Shareholder Report file on Form N-CSR on April 13, 2005. As required by Regulation S-X Rule 3-18 for filings by registered management investment companies, the following financial statements were included:

      (1) An audited statement of assets and liabilities as of January 31, 2005;

      (2) An audited statement of operations for the period ended January 31, 2005;

      (3) An audited statement of cash flows for the period ended January 31, 2005; and

      (4) Audited statements of changes in net assets for the period ended January 31, 2005.

                                                                      APPENDIX A
                                                                      ----------


                         LONG-TERM ISSUER CREDIT RATINGS


      Standard & Poor's describes classifications of bonds as follows:

      "AAA" Debt rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

      "AA" Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only by a small degree.

      "A" Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      "BBB" Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      "BB," "B," "CCC," "CC," "C" Debt rated "BB," "B," "CCC," "CC" and "C" is regarded as vulnerable, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposure to adverse conditions.

      Fitch IBCA describes classifications of bonds as follows:

      "AAA" ratings denote the highest credit quality and the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

      "AA" ratings denote a very high credit quality and a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

      "A" ratings denote a high credit quality and a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

      "BBB" ratings indicate good credit quality and that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

      "BB" ratings indicate speculative bonds and that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

      "B" ratings indicate highly speculative bonds and that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

      "CCC," "CC" and "C" ratings denote high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

Moody's Investors Service, Inc. describes classifications of bonds as follows:

      "Aaa" Bonds which are rated "Aaa" are judged to be of the highest quality, with minimal credit risk.

      "Aa" Bonds which are rated "Aa" are judged to be of high quality and are subject to very low credit risk.

      "A" Bonds which are rated "A" are considered upper-medium grade and are subject to low credit risk.

      "Baa" Bonds which are rated "Baa" are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

      "Ba" Bonds which are rated "Ba" are judged to have speculative elements and are subject to substantial credit risk.

      "B" Bonds which are rated "B" are considered speculative and are subject to high credit risk.

      "Caa" Bonds which are rated "Caa" are judged to be of poor standing and are subject to very high credit risk.

      "Ca" Bonds which are rated "Ca" are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

      "C" Bonds which are rated "C" are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

                           PART C - OTHER INFORMATION

ITEM 25.   FINANCIAL STATEMENTS AND EXHIBITS

(1) Audited Financial Statements as of January 31, 2005 filed with the Fund's Certified Shareholder Report file on Form N-CSR on April 13, 2005 and incorporated herein by reference. (File No. 811-21704)

(2)   EXHIBITS

      (A) Articles of Incorporation dated October 18, 2004 filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

      (B) By-Laws filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

      (C)   Not applicable.

      (D)   See exhibits listed in (A) and (B).

      (E)   Not applicable.

      (F)   Not applicable.

      (G)   (1)   Form of Current Investment Advisory Agreement between the
                  Fund and GMAC Institutional Advisors, LLC ("Advisor") filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

            (2) Form of Investment Sub-Advisory Agreement between the Advisor and Hyperion GMAC Capital Advisors, LLC ("Sub-Advisor") filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

            (3) Form of New Investment Advisory Agreement between Fund and the Advisor filed with the Fund's Definitive Proxy Statement on May 5, 2005, and incorporated herein by reference. (File No. 811-21704)

      (H)   Not applicable.

      (I)   Not applicable.

      (J) Form of Custodian Agreement between the Fund and State Street Bank and Trust Company filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

      (K)   (1)   Form of Registrar and Transfer Agent Agreement between the
                  Fund and American Stock Transfer & Trust Company filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

            (2) Form of Administration Agreement between the Fund and Hyperion Capital Management, Inc. ("Hyperion") filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

            (3) Form of Sub-Administration Agreement between Hyperion and State Street Bank and Trust Company filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

            (4) Form of Subscription Agreement filed with the Fund's Registration Statement on January 24, 2005 and incorporated herein by reference. (File No. 811-21704)

            (5) Form of Administration Agreement between the Fund and the Advisor is filed herewith.

      (L)   Not applicable.

      (M)   Not applicable.

      (N)   Not applicable.

      (O)   Not applicable.

      (P)   Not applicable.

      (Q)   Not applicable.

      (R)   (1)   Code of Ethics for the Fund filed with the Fund's
                  Registration Statement on May 9, 2005 and incorporated herein by reference. (File No. 811-21704)

            (2) Code of Ethics for the Advisor filed with the Fund's Registration Statement on May 9, 2005 and incorporated herein by reference. (File No. 811-21704).

            (3) Code of Ethics for Hyperion Capital Management, Inc. filed with the Fund's Certified Shareholder Report file on Form N-CSR on April 13, 2005 and incorporated herein by reference. (File No. 811-21704)

ITEM 26.   MARKETING ARRANGEMENTS

      Not applicable.


ITEM 27.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Not applicable.


ITEM 28.   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

      None.


ITEM 29.   NUMBER OF HOLDERS OF SECURITIES

      The number of record holders of the Shares as of May 23, 2005:

      TITLE OF CLASS       NUMBER OF RECORD HOLDERS
      --------------       ------------------------
      Common Stock                         112


ITEM 30.  INDEMNIFICATION

      Under the Fund's Articles of Incorporation and the By-Laws, the Directors and officers of the Fund will be indemnified to the fullest extent allowed and in the manner provided by Maryland law and applicable provisions of the 1940 Act, including advancing of expenses incurred in connection therewith. Indemnification shall not be provided to any Director or officer against any liability to the Fund or its Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      Article 2, Section 405.2 of the Maryland General Corporation Law provides that the Charter of a Maryland Corporation may expand or limit the extent to which Directors or officers may be personally liable to the Fund or its Shareholders for money damages in certain instances. The Articles of Incorporation provide that, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time to time, no Director or officer of the Fund shall be personally liable to the Fund or its Shareholders for money damages. The Fund's Articles of Incorporation also provide that no amendment of the Fund's Articles of Incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to Directors and officers in respect of any act or omission that occurred prior to such amendment or repeal.

ITEM 31.   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

      The description of the business of the Advisor is set forth under the caption "Management Of The Fund - Advisor" in the Private Placement Memorandum.

      The information as to the directors and executive officers of the Advisor is set forth in its Form ADV filed with the Securities and Exchange Commission on August 19, 2004 (File No. 801-58194) and as amended through the date hereof is incorporated herein by reference.


ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS

Registrant:                              Quadrant Fund, Inc.
                                         116 Welsh Road
                                         Horsham, PA  19044

Investment Advisor and Administrator:    GMAC Institutional Advisors, LLC
                                         116 Welsh Road
                                         Horsham, PA  19044

Former Investment Sub-Advisor:           Hyperion/GMAC Capital Advisors, LLC
                                         One Liberty Plaza, 165 Broadway,
                                         36th Floor
                                         New York, New York  10006-1404

Former Administrator:                    Hyperion Capital Management, Inc.
                                         One Liberty Plaza, 165 Broadway,
                                         36th Floor
                                         New York, New York   10006-1404

Transfer Agent for Common Stock:         American Stock Transfer & Trust
                                         Company, Inc.
                                         6201 15th Avenue
                                         Brooklyn, New York  11219

Custodian, Fund Accounting Agent and     State Street Bank and Trust Company
Sub-Administrator:                       Two Avenue de Lafayette
                                         Boston, Massachusetts  02105


ITEM 33.   MANAGEMENT SERVICES

      Not applicable.


ITEM 34.   UNDERTAKINGS

      Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Horsham and the State of Pennsylvania, on the 14th day of June, 2005.

                                    QUADRANT FUND, INC.

                                    By:   /s/Nathan Kornfeld
                                          ------------------------------
                                          Nathan Kornfeld
                                          President


      This Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date
--------------------------    ---------------------------  ----------------


/s/Nathan Kornfeld            President                    June 14, 2005
--------------------------
Nathan Kornfeld


/s/Rene Paradis               Treasurer                    June 14, 2005
--------------------------
Rene Paradis


/s/Harald R. Hansen           Director                     June 15, 2005
--------------------------
Harald R. Hansen


/s/Kurt L. Wright             Director                     June 15, 2005
--------------------------
Kurt L. Wright

                                  EXHIBIT INDEX



Exhibit No. Description of Exhibit



(K)(5)   Form of Administration Agreement between the Fund and the Advisor.